Exhibit 10.29

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease”), dated as of the 7th day of December, 2009, by and between MARSH USA INC., a Texas corporation with a usual place of business at 10900 Stonelake Boulevard, Suite 325, Austin, Texas 78759 (“Sublandlord”) and LEGALZOOM.COM, INC., a Delaware corporation with a usual place of business at 7083 Hollywood Boulevard, Suite 180, Los Angeles, California 90028 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, by that certain Commercial Office Lease Agreement dated June 16, 2003 by and between Bank One Corporation, predecessor-in-interest to Principal Life Insurance Company as landlord (hereinafter, the “Over landlord”) and Sublandlord, as amended by that certain First Amendment dated April 28, 2004, and as future amended by that certain Second Amendment dated May 31, 2007 (hereinafter collectively referred to as the “Overlease”) for certain premises located at 10900 Stonelake Boulevard, Austin, Texas 78759 (the “Building”), which premises are more particularly described in the Overlease (hereinafter the “Leased Premises”); and

WHEREAS, Subtenant desires to sublet a portion of the Leased Premises from Sublandlord upon the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Sublandlord and Subtenant hereto agree as follows:

1.                                       Defined Terms.  Unless otherwise specifically stated herein, all initially capitalized terms not defined herein shall have the same meaning respectively assigned to them in the Overlease.

2.                                       Subleased Premises and Term.  Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord the premises shown on Exhibit A attached hereto and made a part hereof for all purposes containing approximately 24,820 rentable square feet (the “Subleased Premises”) for a term commencing the earlier of (i) Subtenant’s conduct of business in the Subleased Premises, or (ii) thirty (30) days following full execution and delivery of this Sublease (the “Commencement Date”)  and ending August 30, 2013 (the “Expiration Date”) unless the term is earlier cancelled or terminated in accordance with the terms of this Sublease (the “Term”).  Sublandlord and Subtenant shall execute a memorandum setting forth the actual Commencement Date of the Term in substantially the form attached hereto as Exhibit D.

3.                                       Rent.  Subtenant shall pay to Sublandlord as Basic Rent $446,760.00 per annum ($37,320.00 monthly based on $18.00 per rentable square foot per annum) beginning on the Commencement Date until the Expiration Date and shall pay all other charges such as after hour HVAC within thirty (30) days after Subtenant’s receipt of an invoice therefore. Until further notice, rent payments shall be sent to:

Marsh USA Inc. Austin

75 Remittance Drive, Suite #1726

Chicago, IL 60675-1726.

Notwithstanding anything in this Sublease to the contrary, so long as Subtenant is not in material default under this Sublease beyond any applicable notice and cure periods, Subtenant shall be entitled to an abatement of Rent for the first five (5) consecutive full calendar months of the Term, beginning on the Commencement Date and ending on the last day of the 5th full calendar month of the Term. The total amount of Rent abated shall equal One Hundred Eighty Six Thousand One Hundred Fifty Dollars ($186,150.00) (the “Abated Rent”).

4.                                       Security Deposit.  Subtenant has deposited with Sublandlord the sum of One Hundred Forty Eight Thousand Nine Hundred Twenty and No/100 Dollars ($148,920.00) as a security deposit (the “Security Deposit”). The Security Deposit shall not bear interest. The Security Deposit shall be held by Sublandlord as security for the faithful performance by Subtenant of all the terms, covenants and conditions of this Sublease to be kept and performed by Subtenant. The Security Deposit may be applied by Sublandlord to cure any material default by Subtenant hereunder and, in such event, Subtenant shall immediately, upon demand by Sublandlord, deposit with Sublandlord the amount necessary to restore the Security Deposit to its original amount; provided, however, that so long as (i) Subtenant has not defaulted hereunder beyond any applicable notice and cure periods during the twelve (12) month period immediately following the Commencement Date, then Sublandlord shall reduce the Security Deposit and return the sum of Seventy Four Thousand Four Hundred Sixty and No/100 Dollars ($74,460.00) to Subtenant within fifteen (15) days of the completion of the twelve (12) month period immediately following the Commencement Date. Following such date, Sublandlord shall continue to hold a Security Deposit equal to Seventy Four Thousand Four Hundred Sixty and No/100 Dollars ($74,460.00) throughout the remainder of the Term. Sublandlord shall return any unapplied portion of the Security Deposit to Subtenant within fifteen (15) calendar days after the later to occur of either of the following: (i) the Expiration Date or (ii) the date Subtenant surrenders the Subleased Premises to Sublandlord.

5.                                       Use.  Subtenant shall use and occupy the Subleased Premises for general office and call center use, including uses incidental thereto and for no other purpose. Subtenant’s use and enjoyment of the Subleased Premises shall at all times be in compliance with this Sublease, the Overlease and all applicable laws.

6.                                       Provisions of Overlease.  Sublandlord represents that it has delivered a true and complete copy of the Overlease and all Exhibits and Amendments to Subtenant, a copy of which is attached hereto as Exhibit B and made a part hereof for all purposes. Subtenant acknowledges that it has reviewed the terms of the Overlease. Subtenant hereby assumes all of the responsibilities and obligations on the part of the Sublandlord to be performed under the Overlease with respect to the entire Subleased Premises, except to the extent otherwise expressly provided in this Sublease or by their nature or purpose are inapplicable or inappropriate to the subleasing of the Subleased Premises pursuant to this Sublease. All of the terms, provisions, covenants and conditions contained in the Overlease, and such rights and obligations as are contained in the Overlease, are hereby imposed upon the respective parties hereto, the Sublandlord being substituted for the Overlandlord in the Overlease, with the Sublandlord having all of the rights, remedies and powers of the Overlandlord as set forth in the Overlease, and the Subtenant being substituted for the Tenant in the Overlease, with the Subtenant having all the rights, obligations and duties of the Tenant as set forth in the Overlease. It is expressly understood and agreed, however, that neither party shall be bound by any warranties and representations made by the Overlandlord or Tenant in the Overlease, nor, subject to paragraphs 7 and 9 hereof, shall Sublandlord be obligated to perform any of the terms, covenants, conditions and agreements in the Overlease required to be performed by the Overlandlord; and Subtenant agrees to look solely to the Overlandlord for the performance of the same. Subtenant further covenants and agrees not to violate any of the terms and provisions of the Overlease applicable to the Subleased Premises. Subtenant shall be bound by all of the restrictions and limitations placed upon the Sublandlord as Tenant under the Overlease, as if the Subtenant were the tenant thereunder, except as otherwise specifically provided herein.

The delineation of particular obligations of Subtenant contained herein shall in no event be construed to limit any of the obligations of Subtenant pursuant to the provisions of this paragraph 5. In the event the Overlease is terminated pursuant to its terms for any reason other than the default of the Sublandlord as the Tenant thereunder, this Sublease shall automatically cease and terminate as of the date upon which the Overlease is so terminated. In the event the Overlease is terminated pursuant to its terms for any reason other than the default of the Sublandlord as the Tenant thereunder, this Sublease shall automatically cease and terminate as of the date upon which the Overlease is so terminated.

The following paragraphs of the Overlease do not apply herein except as necessary to interpret the paragraphs of the Overlease that do apply: Basic Lease Information, 1.1-1.3; 2.2; 2.5; the right of termination in 11.1; 13.4; 24.12; Rider One; Exhibits A-1, B, G, H, I, J and K; First Amendment; Second Amendment (other than to reflect the renewal of the Overlease and OFAC Compliance provision). Under Section 9 of the Overlease, the insurance which requires the naming of Overlandlord shall name Sublandlord as well. For purposes of incorporating Section 2.3, the Expense Stops will be the same used in the Overlease. During the Term, at Subtenant’s sole cost and expense and no more than one (1) time in a calendar year, Subtenant shall have the right to review all records supporting the Annual Cost Statement provided by Overlandlord to Sublandlord.

For avoidance of doubt, and without limitation, the abatement in Rent referenced in Section 8.4, Section 11 and Section 16 of the Overlease shall also be applicable to Subtenant and this Sublease but only if Sublandlord receives the abatement from Overlandlord.

Without limiting Overlandlord’s rights under Section 6.4 of the Overlease, Sublandlord will designate, at the time Sublandlord reviews Subtenant’s construction plans, if any, which alterations made by Subtenant and approved by Sublandlord, will be required to be removed from the Subleased Premises at the expiration and /or termination of the Sublease. For avoidance of doubt, Subtenant shall not be required to remove any improvements or alterations which existed in the Subleased Premises as of the Commencement Date including, but not limited to, any cabling, telecommunication or security system.. Overlandlord’s right to require restoration will be as set forth in the Overlease.

7.                                       Sublandlord Not Liable for Acts of Overlandlord.  Sublandlord shall not be liable for any of the obligations, duties, responsibilities or liabilities of the Overlandlord under the Overlease or for the failure of any delay by the Overlandlord to perform or discharge the same. Sublandlord shall not be obligated upon or to take any action by reason of any matter relating to the operation or maintenance, repair, replacement or restoration of the Subleased Premises or of any facilities or services thereof. Sublandlord will enforce the Overlease against Overlandlord at Subtenant’s request and, if the cause of the enforcement action is of common interest to Subtenant and Sublandlord, Subtenant will pay its pro rata share of the expenses of enforcement incurred by Sublandlord. Without limiting the generality of the foregoing, if the cause of the enforcement action is of no interest or benefit to Sublandlord, Subtenant may enforce the Overlease in Sublandlord’s name at Subtenant’s exclusive cost by counsel reasonably acceptable to Sublandlord.

8.                                       Condition of Subleased Premises.  Except as set forth herein, neither Sublandlord nor Sublandlord’s agents have made any representations or promises with respect to the Subleased premises or Subleased Premises or the equipment and improvements therein situated or the physical condition thereof.  Subtenant accepts the Subleased Premises in “as is” conditions on the date hereof subject to further reasonable wear and tear and their being left broom clean.

9.                                       Sublandlord’s Services.  Subtenant shall receive from Overlandlord pursuant to the provisions of the Overlease services to or for the benefit of the Subleased Premises which are to be provided under the Overlease without additional charger or rental and Sublandlord shall cooperate with

Subtenant in obtaining such services at Subtenant’s expense. In accordance with paragraph 6 and 7 hereof and subject to the performance by Sublandlord of its obligations thereunder, Subtenant agrees to look solely to the Overlandlord for the rendition of such services or for any other services provided in this Sublease and Sublandlord shall not be liable to Subtenant for any loss, damage or expense resulting from any failure of the Overlandlord to furnish such services unless due to the acts of misconduct on the part of the Sublandlord as tenant under the Overlease.

10.                                 Subtenant to Perform Certain Obligations.  Notwithstanding anything contained in the Overlease or in this Sublease, Subtenant agrees that it shall be responsible to perform all repairs and maintenance to the Subleased Premises, as required of Sublandlord under the Overlease, except any repairs or maintenance caused by the act or omission of Sublandlord or the Overlandlord and their respective employees, agents, contractors or clients.

11.                                 Holding Over.  Except to the extent Sublandlord is relieved of liability by Overlandlord, if Subtenant shall retain possession of the Subleased Premises or any part thereof after the termination of this Sublease, Subtenant shall equitable contribute to all damages sustained by Sublandlord under the Overlease which are expressly agreed to include the claims of the Overlandlord against Sublandlord arising from Sublandlord’s consequent failure to the extent due to Subtenant’s holdover to surrender the entire Leased Premises. The provisions of this paragraph shall not operate as a waiver by Sublandlord of any right of re-entry hereinabove provided.

12.                                 Performance of Overlease.  Unless the breach or default is caused by the acts or omissions of Subtenant, Sublandlord covenants and agrees that it will not breach any of the terms, covenants, or conditions of the Overlease and will not cause or permit any default or termination (other than under Articles 11 or 16) under the Overlease, and Sublandlord shall take all action necessary for the continuance in full force and effect of the Overlease. Sublandlord further covenants and agrees not to modify, amend or waive any of the terms, covenants or conditions of the Overlease which would affect any of the Subtenant’s rights and benefits or obligations under the Overlease with respect to the Subleased Premises.

13.                                 Notices.  Any notice to be given hereunder by either party shall be in writing and shall be deemed given upon delivery by a recognized courier service (i.e., Federal Express or UPS). Notice given by the courier service shall be deemed give upon receipt. Furthermore, Sublandlord shall forward to Subtenant within 48 hours of receipt any notices it receives from Overlandlord that pertains to defaults, change of ownership, services, or any other information that could affect Subtenant and/or the Subleased Premises. Notice given to the parties shall be sent to the following addresses:

Sublandlord:	Marsh USA Inc.
10900 Stonelake Boulevard, Suite 200
Austin, Texas 78759

With a copy to:	Marsh & McLennan Real Estate Advisors Inc.
Waterfront Corporate Center
121 River Street
Hoboken, New Jersey 07030

Subtenant:	LegalZoom.com, Inc.
Attention: General Counsel
7083 Hollywood Boulevard, Suite 180
Los Angeles, California 90028

With a copy to:	LegalZoom.com, Inc.
10900 Stonelake Boulevard, Suite 325
Austin, Texas 78759
Attn: Mike Wilson, Vice President of Operations

14.                                 Possession.  Upon receipt of Overlandlord’s consent to this Sublease and delivery of the Security Deposit and insurance certificate required hereunder, Subtenant will be given complete access to the Subleased Premises on all the terms and conditions of this Sublease for the purpose of preparing the Subleased Premises for Subtenant’s occupancy including, but not limited to, installing telecommunications, computer cabling, Subtenant improvements, alterations and any other equipment.

15.                                 Parking.  Sublandlord, during the Term, conveys and transfers to Subtenant 141 spaces of its parking space rights under the Overlease (based on 5.67 parking spaces per 1,000 rentable square feet subleased by Subtenant). All parking shall be provided to Subtenant at no cost during the Term.

16.                                 Indemnification.  Each party agrees to defend with counsel reasonably approved by the other party, hold harmless and indemnify the other party from all claims of liability for injury, loss, accident or damage to any person or porperty and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable attorneys’ fees and expenses) arising from the omission, fault, wrongful act, negligence or other misconduct of the other party and persons for whose conduct the other party is legally responsible occurring on or about the Building and the Subleased Premises, or either.

Subtenant further indemnifies and agrees to hold harmless Sublandlord against any and all claims, loss and damage, including without limitation reasonable attorneys’ fees and expenses, which may at any time be asserted by Overlandlord against Sublandlord for failure of Sublandlord to perform any of the covenants, agreements, terms, provisions of conditions contained in the Overlease, which, by reason of the provisions of this Sublease, Subtenant is obligated to perform and which Subtenant has failed to perform (other than any such failure caused by Sublandlord).

Sublandlord agrees to defend with counsel reasonably approved by Subtenant, hold harmless and indemnify Subtenant from any claim, expense, loss and damage, including without limitation reasonable attorneys’ fees and expenses which may at any time be incurred by, suffered by or asserted against Subtenant by reason of Sublandlord’s breach of the Overlease (other than breaches caused by Subtenant) or the Sublease or by reason of the acts or omissions in or about the Building of those persons for whom Sublandlord is legally responsible (other than Subtenant).

17.                                 Brokerage.  Each party represents and warrants that it dealt with no broker other than Transwestern and Jones Lang LaSalle in this transaction and will indemnify the other party from any loss incurred because this representation and warranty is untrue. Sublandlord will pay said brokers under a separate agreement.

18.                                 Furniture.  Subtenant may use the furniture and equipment currently located in the Subleased Premises and listed in Exhibit C and will surrender the same with the Subleased Premises in the condition and configuration received, further reasonable wear and tear excepted. Subtenant shall not remove the furniture listed in Exhibit C from the Subleased Premises during the Term without the prior written consent of Sublandlord, which consent shall not be unreasonably withheld but may be conditioned on the original configuration being re-established on or before the expirations of this Sublease or any earlier termination or cancellation at Subtenant’s expense. Sublandlord will leave all telecom wiring in place and attached to the existing punch downs/racks and patch panels and will leave its supplemental HVAC in the server room in working order for Subtenant’s use.  All these items will be left “as is” with no warranty.

19.                                 Quiet Enjoyment.  Sublandlord covenants that subject to Subtenant’s payment of the Basic Rent and observing and performing all terms, covenants and conditions on Subtenant’s part to be observed and performed hereunder, Subtenant shall peacefully and quietly hold and enjoy the Subleased Premises without molestation from Sublandlord or anyone claiming under Sublandlord.

20.                                 Approval.  This Sublease is subject to the approval of the Overlandlord.  If such approval is not delivered by December 31, 2009, then, at any time thereafter before such approval is delivered, Subtenant may cancel this Sublease on notice to Sublandlord in which event Sublandlord will immediately return the Security Deposit to Subtenant.

21.                                 First Refusal.  If at any time during the Term, Sublandlord proposes to accept a bona-fide offer to sublease the remaining space on the third floor of the Building (“Expansion Premises”) to an unrelated third party, Sublandlord will notify Subtenant of the terms of the bona-fide offer and Subtenant will then have four (4) business days to notify Sublandlord whether Subtenant will commit to the same terms. If Subtenant declines and Sublandlord does not thereafter sublease to said third party on substantially the same terms as those offered to Subtenant, Sublandlord will offer the revised bona-fide offer to Subtenant to Subtenant for acceptance as aforesaid.

If, at any time within the first year of the Term, Sublandlord has not accepted a bona-fide offer to sublease from a third party, then during the first year of the Term, Subtenant shall have the right of first offer on the Expansion Premises on the same terms and conditions contained in this Sublease but with the Abated Rent, Security Deposit and cancellation fee apportioned to the ratio of the Term to the term for the Expansion Premises with no early entry period and the Expansion Space shall be incorporated into this Sublease by amendment.

22.                                 Cancellation.  Subtenant may cancel this Sublease effective November 30, 2012 upon written notice on or before July 1, 2012, and the concurrent delivery of a cancellation fee of One Hundred Sixty-Four Thousand One Hundred Thirty-One and No/100 Dollars ($ 164,131.00).

23.                                 Signage.  Subtenant shall have the right to install suite and standard directory signage at Subtenant’s expense with Overlandlord’s consent. Subtenant shall have the right to include its logo and name in its signage, consistent with typical signage in the Building.

24.                                 Economic Incentives.  Sublandlord shall reasonably and promptly cooperate with Subtenant, upon Subtenant’s request and at Subtenant’s expense, in its application for any municipal incentives or similar benefits for which Subtenant may apply. Until such time that Subtenant has received written approval of all incentives, Subtenant requires that no press or public statements, releases or comments be made regarding Subtenant and/or this Sublease transaction without the prior written approval from Subtenant.  Sublandlord’s covenants in this Section 25 are a material inducement for Subtenant to enter into this Sublease.

25.                                 No Partnership.  Sublandlord shall not in any way or for any purpose be deemed a partner, joint venture or member of any joint enterprise with Subtenant.

26.                                 No Poaching.  Subtenant will not knowingly hire any employees who were employed by Sublandlord in the Building in the three months prior to their being hired by Subtenant. Subtenant will pay Sublandlord $5,000 per employee hired by Subtenant in breach of this covenant, this being agreed as liquidated damages.

27.                                 Entire Instrument.  This Sublease and the exhibits and addendum attached set forth the entire agreement between the parties. Except as specifically set forth herein, there are no agreements, representations or warranties as to any matter. Any prior conversations or writings are merged herein, superseded hereby and extinguished, including, without limitation, any letters of intent written by or on behalf of Sublandlord or Subtenant. No person has the power or authority to bind the parties to any agreement not set forth herein. No subsequent amendment to this Sublease shall be binding upon Sublandlord or Subtenant unless in writing and signed by Sublandlord and Subtenant. If any provision contained in an exhibit or addendum is inconsistent with the body of this Sublease, the provision contained in said exhibit or addendum shall supersede the provision in the body of the Sublease. The captions appearing herein are inserted only as a matter of convenience and are not intended to define, limit, construe or describe the scope or intent of any paragraph, nor in any other way to affect this Sublease.

28.                                 Attorneys’ Fees.  Should any party hereto institute any action or proceeding in court, including in any bankruptcy proceeding, to enforce or seek an interpretation of any provision hereof or for damages by reason of an alleged breach of any provision of this Sublease, the prevailing party shall be entitled to recover from the losing party or parties its reasonable attorneys’ fees and expenses, including, without limitation, the costs of services of paralegals, legal assistants, legal secretaries and expert witnesses, and costs of litigation, investigation and appeal incurred by the prevailing party in such action or proceeding. The prevailing party shall remain entitled to recover the above attorneys’ fees in the event the losing party or parties should become the subject of an order for relief under Title 11 of the United States Bankruptcy Code, or any successor statute or any other applicable statute.

29.                                 Successors.  This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their permitted successors and assigns.

30.                                 Interpretation.  The laws of the State of Texas shall govern the validity, construction and effect of this Sublease. Wherever the context so requires, the singular number shall include the plural, the plural shall refer to the singular, and the neuter gender shall include the masculine and feminine genders. In the event that any provision of this Sublease shall be adjudicated by a court of competent jurisdiction to be void, illegal, invalid or unenforceable, the remaining terms and provisions of this Sublease shall not be affected thereby, and each of such remaining terms and provisions of this Sublease shall be valid and enforceable to the fullest extent permitted by law and shall in no way be impaired thereby. If suit is initiated against any party hereto for any cause or matter arising from or in connection with any rights or obligations of the parties under this Sublease, the sole jurisdiction and venue for such action shall be Travis County, Texas or the nearest federal district court. The parties hereto acknowledge and agree that each has been given the opportunity to independently review this Sublease with legal counsel, and/or has the requisite experience and sophistication to understand, interpret, and agree to the particular language of the provisions hereof. Since all parties have participated in the negotiation and drafting of this Sublease, in the event of an ambiguity in or dispute regarding the interpretation of same, the interpretation of this Sublease shall not be resolved by any rule of interpretation providing for interpretation against the party who causes the uncertainty to exist or against the draftsman.

31.                                 Waiver Of Trial By Jury.  SUBLANDLORD AND SUBTENANT DESIRE AND INTEND THAT ANY DISPUTES ARISING SOLELY BETWEEN THEM WITH RESPECT TO OR IN CONNECTION WITH THIS SUBLEASE BE SUBJECT TO EXPEDITIOUS RESOLUTION IN A COURT TRIAL WITHOUT A JURY. THEREFORE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, SUBLANDLORD AND SUBTENANT EACH HEREBY WAIVE THE RIGHT TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, COUNTERCLAIM OR CROSS-COMPLAINT IN ANY ACTION, PROCEEDING OR OTHER HEARING BROUGHT BY EITHER SUBLANDLORD AGAINST SUBTENANT OR SUBTENANT AGAINST SUBLANDLORD ON ANY MATTER

WHATSOEVER ARISING OUT OF, OR IN ANY WAY CONNECTED WITH, THIS SUBLEASE, THE RELATIONSHIP OF SUBLANDLORD AND SUBTENANT, SUBTENANTS USE OR OCCUPANCY OF THE SUBLEASED PREMISES OR ANY CLAIM OF INJURY OR DAMAGE, OR THE ENFORCEMENT OF ANY REMEDY UNDER ANY LAW, STATUTE, OR REGULATION, EMERGENCY OR OTHERWISE, NOW OR HEREAFTER IN EFFECT. THIS PROVISION DOES NOT APPLY TO ACTIONS, PROCEEDINGS OR HEARINGS INVOLVING OTHER PARTIES WHO HAVE NOT SO WAIVED.

32.                                 Separate Counterparts.  This Sublease may be executed in one or more separate counterparts, each of which, when so executed, shall be deemed to be an original. Such counterparts shall together constitute and be one and the same instrument.

33.                                 Non-Waiver.  The waiver by either part of any default in the performance by the other of any covenant contained herein shall not be construed to be a waiver of any preceding or subsequent default of the same or any other covenant contained herein.

34.                                 Sublandlord’s Default.  In the event of a default by Sublandlord, Sublandlord shall commence promptly to cure, and diligently pursue to cure, such default immediately upon receipt of written notice from Subtenant specifying the nature of such default, and in any event such cure shall commence within ten (10) days from the date Subtenant delivers written notice of an alleged breach, and Sublandlord shall complete such cure within a commercially reasonable period of time. In the event Sublandlord does not cure a default within a commercially reasonable period of time, Subtenant may seek any remedy available at law or in equity.

35.                                 Assignment.  Subtenant may assign all or a portion of the Subleased Premises provided such assignment complies with Section 15.6 of the Overlease.

IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be executed and delivered the date first above written.

MARSH USA INC.,
A Texas corporation

By:	/s/ Randy Dillon

By:

LEGALZOOM.COM, INC.,
A Delaware corporation

By:	/s/ Frank Monestere
Name:	Frank Monestere
Title:	President

EXHIBIT B

Overlease

Exhibit B

Exhibit “B”

June 16, 2003

COMMERCIAL OFFICE LEASE AGREEMENT

Bank One Corporation, a Delaware corporation, LANDLORD

AND

Marsh USA Inc., a Texas corporation, TENANT

TABLE OF CONTENTS

		Page No.

1.	PREMISES, TERM, INITIAL IMPROVEMENTS, ACCEPTANCE OF PREMISES	3

2.	RENT AND SECURITY DEPOSIT	3

3.	TAXES	6

4.	LANDLORD’S MAINTENANCE AND REPAIR OBLIGATIONS	6

5.	TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS	6

6.	ALTERATIONS BY TENANT	6

7.	SIGNS	8

8.	SERVICES AND UTILITIES	8

9.	INSURANCE BY TENANT	9

10.	SUBROGATION OF RIGHTS OF RECOVERY	10

11.	CASUALTY DAMAGE	10

12.	LIABILITY, INDEMNIFICATION, AND NEGLIGENCE	10

13.	USE; COMPLIANCE WITH LAWS; PARKING	10

14.	INSPECTION, ACCESS AND RIGHT OF ENTRY; NEW CONSTRUCTION	11

15.	ASSIGNMENT AND SUBLETTING	12

16.	CONDEMNATION	12

17.	SURRENDER AND REDELIVERY OF PREMISES; HOLDING OVER	13

18.	QUIET ENJOYMENT	14

19.	EVENTS OF DEFAULT	14

20.	REMEDIES	14

21.	LANDLORD’S DEFAULT AND LIMITATIONS OF LIABILITY	15

22.	MORTGAGES	15

23.	ENCUMBRANCES	16

24.	MISCELLANEOUS	16

25.	NOTICES	18

26.	CERTAIN RIGHTS RESERVED BY LANDLORD	19

27.	LANDLORD’S LIEN	18

28.	TENANT’S ACKNOWLEDGEMENTS	18

29.	THIS RIDER CONTROLS	21

30.	RENEWAL OPTION	21

EXHIBIT A		1

EXHIBIT A-1		2

EXHIBIT B		1

EXHIBIT C		1

EXHIBIT D		1

EXHIBIT E	1

EXHIBIT F	1

EXHIBIT G	3

EXHIBIT H	1

EXHIBIT I	1

EXHIBIT J	1

EXHIBIT K	1

LIST OF DEFINED TERMS

Page No.

Adjusted Substantial Completion Date	B-2
Affiliate	16
Agreement	G-3
AS-IS	3
Base Rent	3
Building	1, 3
Building’s Structure	6
Change Order Cost	B-2
Change Orders	B-2
Claimant	14
Collateral	20
Commencement Date	3
Common Areas	3
Construction Management Fee	7
Construction Plans	B-1
Contract Sum	B-2
Electrical Costs	5
Event of Default	13
Excess	4
Excess Costs	B-2
Excused Delays	B-2
Expense Stop	4
Expiration Date	1
Final Calendar Year	4
Finish Allowance	B-2
Indemnified Parties	10
Initial Improvements	3, B-1
L.C.	B-3
Land	3
Landlord	3
Landlord Delays	B-2
Landlord’s Mortgagee	15
Landlord’s Contractors	B-4
Law	16
Laws	16
Lease	3
Loss	10
Mortgage	15
Original Term	3
Outside Broker	G-3
Permitted Costs	B-2
Premises	3
Prepayment	B-3
Primary Lease	15
Project	G-3
Property Manager	1
Proportionate Share	3
Rent	3
Rentals	G-3
Repair Period	9
Rules and Regulations	11
Security Deposit	5
Space Plan	B-1
Space Planner	B-1
Substantial Completion	B-4
Substantially Complete	B-4
Taxes	5
Tenant	3
Tenant Delays	B-2
Tenant Parties	16
Tenant Party	16
Tenant Prospect	G-3
Tenant’s Contractors	B-4
Term	3

Transfer	11
UCC	20
Vacation Date	11

BASIC LEASE INFORMATION

Effective Date:	June 9, 2003

Tenant:	Marsh USA Inc., a Texas corporation

Tenant’s Address:	10900 Stonelake Boulevard, Suite 300
Austin, Texas, 78759

Tenant’s Contact:	Sean O’Donoghue	Telephone: (212) 345-8676

Landlord:	Bank One Corporation, a Delaware corporation

Landlord’s Address: c/o	Bank One Real Estate
20 S. Clark Street, 17th Floor
Chicago, Illinois 60603

With copy to:	Bank One Law Department
1111 Polaris Parkway, Suite 4P
Columbus, Ohio 43240
Attn: Mr. Thomas M. Hennessey

Landlord’s Contact:	Mike Weinberg

Payments:	All Rent payments shall be sent to Landlord in care of (“Property Manager”) at the address below, or such place as Landlord may designate from time to time.
Payment Address:

Bank One Real Estate
1111 Polaris Parkway, Suite 1J
Columbus, Ohio 43240
Attn: Lease Administration

Building:

(the “Building”) located in Austin, Travis County, Texas, comprising 165,435 deemed net rentable square feet located on the real property (the “Land”) as described in Exhibit “A” attached to this lease.

Premises

59,152 deemed net rentable square feet located on the third floor of the Building as outlined on the plan attached to this Lease as Exhibit “A-1” and whose street address is 10900 Stonelake Boulevard, Austin, Texas.

Original Term

Commencing upon the Commencement Date and ending at 5:00 p.m. on the last day of the Sixtieth (60th) full calendar month thereafter, (the “Expiration Date) subject to adjustment and earlier termination as provided in the Lease.

Commencement Date	Sixty (60) days following the Execution Date of this Lease or such later date resulting from Landlord Delay.

Expiration Date	5:00 PM on the last day of the Sixtieth (60th) full calendar month following the Commencement Date.

Security Deposit	$ NONE

Rent	Basic Rent, Tenant’s Proportionate Share of Electrical Costs, Tenant’s share of Excess, and all other sums that Tenant may owe to Landlord under the Lease.

Expense Stops:	Real Property Taxes:	Greater of $2.25 per rentable square foot of Premises or the tax for 2003 as finally determined.

	Utilities:	$2.40 per rentable square foot of Premises

	Common Area Expenses:	2003 Base Year

Initial Basic Rent:	$ 83,798.67 per month, which is based on an annual Basic Rent of $17.00 per rentable square foot.

Permitted Use:	General office and call/service center use, including use incidental thereto, and for no other purpose without Landlord’s prior written consent. No retail sales may be made from the Premises.

Tenant’s Proportionate Share:	35.76%, which is the percentage obtained by dividing: (a) the 59,152 deemed net rentable square feet in the Premises by (b) the deemed net rentable square feet in the Building.

Guarantor:	Marsh USA Inc., a Delaware corporation

The foregoing Basic Lease Information is incorporated into and made a part of this Lease identified above. If any conflict exists between any Basic Lease Information and the Lease, then the Lease shall control.

TENANT

MARSH USA INC., A TEXAS CORPORATION

Name:	/s/ Stephen R. Skeeter
Printed Name:	Mr. Stephen R. Skeeter
Title:	Managing Director

LANDLORD:

BANK ONE CORPORATION
a Delaware corporation

Name:	/s/ Roy C. Keller
Printed Name:	Roy C. Keller
Title:	Senior Vice President

Name:
Printed Name:
Title:

LEASE AGREEMENT

This Lease Agreement (this “Lease”) is entered into by BANK ONE CORPORATION, A DELAWARE CORPORATION (“Landlord”), and MARSH USA INC., A TEXAS CORPORATION, a (“Tenant”).

1.                                                                                       PREMISES, TERM, INITIAL IMPROVEMENTS, ACCEPTANCE OF PREMISES.

1.1                                                                                 Premises.  Landlord leases to Tenant, and Tenant leases from Landlord, the space depicted on the floor plan attached as Exhibit A-1 (the “Premises”), subject to the terms and conditions in this Lease. The Premises are part of the 165,435 square foot building (the “Building”) located on the real property described on Exhibit A (the “Land”). All references to “Building” shall individually and collectively refer to all buildings and the Parking Area (defined below) on the Land, now and during the lease Term (defined below), unless the context otherwise requires. Landlord and Tenant hereby agree that, the rentable square footage contained in the Premises is deemed to be 59,152 net rentable square feet and the rentable square footage of the Building is deemed to be net rentable square feet and Tenant’s “Proportionate Share” of the Building is 35.76%. “Common Areas” will mean all areas, space, facilities, and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant, and others designated by Landlord using or occupying space in the Building or on the Land to the extent that the Common Areas are not expressly made a part of the Premises, and are made available for the use of all tenants in the Building. Landlord hereby grants Tenant a non-exclusive right to use the Common Areas during the lease Term in common with others designed by Landlord, subject to the terms and conditions of this Lease, including, without limitation, the restrictions on intended use and the Rules and Regulations (defined below).

1.2                                                                                 Term. The lease term shall be sixty (60) months, beginning sixty (60) days following the Execution Date of the Lease (the “Commencement Date”), and ending at 5:00 PM on the last day of the Sixtieth (60th) full calendar month thereafter (the “Expiration Date”), the original term of the Lease (“Original Term”.) The Original Term, together with any renewals and extensions, shall be referred to collectively as the lease “Term.” If the Commencement Date is not the first day of a calendar month, then the Term shall end sixty months after the first day of the first full calendar month of the Term. Following Substantial Completion (defined in Exhibit B), Landlord and Tenant shall execute an instrument specifying the Commencement Date and the Expiration Date of the Original Term.

1.3                                                                                 Initial Improvements. If an Exhibit B is attached to this Lease, Tenant shall construct in the Premises the improvements (the “Initial Improvements” as defined in Exhibit B) described on the plans and specifications referenced on Exhibit B.

1.4                                                                                 Tenant’s Acceptance of Premises. By occupying the Premises, Tenant accepts the Premises in its “AS-IS, WHERE IS” condition as of the date of  Tenant’s occupancy, subject to all lights, restrooms, HVAC systems, and base building electrical (i.e. the “Building Systems”) being in good working order and condition, and completion of punch-lists, if any relating to the Initial Improvements, if an Exhibit B is attached. If an Exhibit B is not attached, then Tenant accepts the Premises in its “AS-IS, WHERE IS” condition as of the date of Tenant’s occupancy, and Landlord shall have no obligation to perform or pay for any repair or other work, other than as set forth in this Lease.

2.                                                                                       RENT AND SECURITY DEPOSIT.

2.1                                                                                 Rent; No Right of Offset. The Basic Rent, the Additional Rent and all other payments and reimbursements required to be made by Tenant under this Lease, including any sums due under the attached Exhibit B, shall constitute “Rent.” Tenant shall make each payment of the following items of Rent when due, without prior notice, demand, deduction or offset.

2.2                                                                                 Basic Rent.

Tenant shall pay to Landlord “Basic Rent” equal to the following amounts for the following periods of time:

	Time Period			Monthly Basic Rent

Month 1	through	Month 60	Annual Rate of $17.00 PSF	$83,798.67

The first monthly installment of Basic Rent, plus the other monthly charges set forth in Section 2.3, shall be due upon Lease Commencement. Monthly installments of Basic Rent shall then be due on the first day of each calendar month following the Commencement Date. If the Term begins on a day other than the first day of a month or ends on a day other than the last day of a month, the Basic Rent and Additional Rent for each partial month shall be prorated.

2.3                                                                                 Additional Rent. On the same day that Basic Rent is due, Tenant shall pay as “Additional Rent” its Proportionate Share of Excess (defined below).

2.3.1                                                                        Operating Expenses.

2.3.1.1                                                               Tenant shall pay an amount (per each rentable square foot in the Premises) equal to the excess (“Excess”) from time to time of actual Operating Expenses per rentable square foot in the Building over the respective expense stops for Real Property Taxes, Utilities, and Common Area Expenses (collectively the “Expense Stops”) as defined hereafter:

Real Property Taxes:	Greater of $2.25 per rentable square foot or the actual taxes for 2003 as finally determined.

Utilities:	$2.40 per rentable square foot

Common Area Expenses:	Actual Common Area Expenses in calendar year 2003

Landlord may collect such amount in a lump sum, to be due within 30 days after Landlord furnishes to Tenant the Annual Cost Statement. Alternatively, Landlord may make a good faith estimate of the Excess to be due by Tenant for any calendar year or part thereof during the Term, and, unless Landlord delivers to Tenant a revision of the estimated Excess, Tenant shall pay to Landlord, on the Commencement Date and on the first day of each calendar month thereafter, an amount equal to the estimated Excess for such calendar year or part thereof divided by the number of months in such calendar year during the Term. From time to time during any calendar year, Landlord may estimate and re-estimate the Excess to be due by Tenant for that calendar year and deliver a copy of the estimate or re-estimate to Tenant. Thereafter, the monthly installments of Excess payable by Tenant shall be appropriately adjusted in accordance with the estimations so that, by the end of the calendar year in question, Tenant shall have paid all of the Excess as estimated by Landlord. Any amounts paid based on such an estimate shall be subject to adjustment pursuant to Section 2.3.1.4 of this Lease when actual Operating Expenses are available for each year.

2.3.1.2                                                               Operating Expenses Inclusions.  Operating Expenses shall include all expenses and disbursements of every kind which Landlord reasonably incurs, pays or becomes obligated to pay in connection with the ownership, operation and maintenance of the Building and Land including, but not limited to, the following: (1) Taxes (defined below) and the cost of any tax consultant employed to assist Landlord in determining the fair tax valuation of the Building and Land; (2) the costs of all utilities other than the cost of utilities actually reimbursed to Landlord by Building’s tenants; (3) the cost of insurance; (4) the cost of repairs, replacement, and general maintenance of the Building, (5) cost of service or maintenance contracts with independent contractors for the operation, maintenance, repair, and/or replacement or security of the Building [including without limitation window cleaning, elevator maintenance, landscape maintenance and replacement, and security service (if provided)]; (6) the cost of dues, assessments, and other charges applicable to the Land payable to any property or community owner association under restrictive covenants or deed restrictions to which the Premises are subject; (7) the annual cost of all capital improvements made to the Building and/or the Land which, although capital in nature, can reasonably be expected to reduce normal operating costs of the Building (but only to the extent of savings realized), as well as alterations, additions, and improvements made by Landlord to comply with Law (defined below) first coming into effect after the date hereof, as amortized over the useful economic life of such improvements as determined by Landlord in its reasonable discretion (without regard to the period over which such improvements may be depreciated or amortized for Federal income tax purposes); (8) all supplies and materials used in the operation, managements, maintenance, replacements, repair and security of the Building; and (9) wages and salaries (including management fees) of all employees engaged in the operation, repair, replacement, maintenance and security of the Building, including taxes, insurance, and benefits relating thereto. Items (3) through (9) above being further defined herein as “Common Area Expenses”).

2.3.1.3                                                               Operating Expense Exclusions. Operating Expenses shall not include the following (1) any loan costs for interest, principal amortization, or other payments on loans to Landlord; (2) leasing commissions, advertising expenses and all other marketing expenses; (3) legal expenses other than those incurred for the general benefit of the Building’s tenants; (4) allowances, concessions, and other costs of renovating or otherwise improving space for occupants of the Building or vacant space in the Building; (5) income taxes imposed on or measured by the income of Landlord from the operation of the Building; (6) costs incurred in connection with the original construction of the Building or for correcting defects or inadequacy in the construction of the Building; (7) for depreciation of the Building; (8) for capital improvements made to the Building, other than capital improvements described in 2.3.1.2 above and except for items which, though capital for accounting purposes, are properly considered maintenance and repair items, such as painting of Common Areas, replacement of carpet in elevator lobbies, and the like provided their useful lives are five years or less; (9) for repair, replacements and general maintenance that should be paid by proceeds of insurance or by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant; (10) rents due under ground leases; (11) any bad debt loss, rent loss or reserves for bad debt or rent loss; (12) the expense of services provided to other tenants in the Building which are not provided to Tenant on a rent inclusive basis hereunder; (13) costs associated with the operation of the business of the entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord’s interest in the Building, costs of any disputes between Landlord and its employees (if any) not engaged in Building operation, disputes of Landlord with Building management, or fees or costs paid in connection with disputes with other tenants; (14) any damage or loss resulting from any casualty which the Landlord covenanted to insure against; (15) management fees in excess of three percent (3%) of gross revenue of the Building, (16) salaries to Manager or Landlord above the position of property manager, (17) charitable contributions; (18) costs to install, repair or remove signs at or near the top of the Building that include the name of a tenant of the Building; and (19) any other reasonable expenses which, in accordance with GAAP, would not normally be treated as Operating Costs by landlords of Class A Buildings, such as costs for artwork in excess of

$5,000 annually, dining clubs, restaurants and helicopter pads (other than for emergency use) which the parties agree are not normal Operating Expenses; (20) costs for which Landlord is reimbursed; (21) unrecovered expenses directly resulting from the negligence of the Landlord, its agents, servants or employees; (22) the wages of any employee who does not devote substantially all of his time to the Building or to other Landlord buildings, but only such allocation or amount in proportion to the extent such employees devotes time to the Building (allocations of the time of pooled employees are permitted); (23) fines, penalties, and interest thereon; (24) any costs whatsoever incurred in connection with the ownership, management and operating of a garage or parking area which does not supply free parking to tenant and its invitees; (25) costs of running the Building office and salaries of persons above the one person (or more than one person in the event such persons are allocated between other buildings of Landlord) who directly supervises labor in construction and maintenance; (26) any costs or expenses which are more than two (2) fiscal years old; (27) any costs or expenses that are incurred directly or indirectly with respect to Landlord’s indemnity obligations under this lease; (28) any costs or expenses that are incurred to make any of Landlord’s representations or warranties under this lease true and correct; (29) costs attributable to leasable area located in the lobby of the Building to the extent that the use (e.g., restaurant use) of such space by a tenant imposes a burden on Building services, including cleaning, that is materially greater than those base building services provided to other tenants in the Building; (30) except as specifically provided above in Sections 2.3.1.2 and 2.3.1.3, capital items which shall be deemed to be any item having an expected useful life in excess of three years. If a capital item is leased by Landlord, rather than purchased, the decision by Landlord to lease the item in question shall not serve to increase the Tenant’s proportionate share of operating expenses beyond that which would have applied had the item in question been purchased.

2.3.1.4                                                               Operating Expense Calculation and Annual Cost Statements. Within a reasonable time after the end of each calendar year and the Expiration Date, Landlord shall prepare and deliver to Tenant an Annual Cost Statement showing Tenant’s actual Excess of Operating Expenses for the applicable calendar year, provided that with respect to the calendar year in which the Expiration Date occurs, (1) that the calendar year shall be deemed to have commenced on January 1 of that year and ended on the Expiration Date (the “Final Calendar Year”) and (2) Landlord shall have the right to estimate the actual Excess allocable to the Final Calendar Year. Unless Tenant makes written exception to any item within thirty (30) days after Landlord furnishes its Annual Cost Statement of Tenant’s Excess, the Annual Cost Statement shall be considered as final and accepted by Tenant. If Tenant’s total monthly payments of Tenant’s Excess for the applicable calendar year are more than Tenant’s actual Excess, then Landlord shall retain the excess and credit the amount against Tenant’s future Excess payments. With respect to the Final Calendar Year, Landlord shall pay to Tenant the amount of all excess payments, less any additional amounts then owed to Landlord. If Tenant’s total monthly payments of Tenant’s Excess for any year are less than Tenant’s actual Excess for that year, Tenant shall pay the difference to Landlord within ten (10) days after Landlord’s request for payment. There shall be no duplication of costs for reimbursements in calculating Operating Expenses.

2.3.1.5                                                               Grossed-Up  Operating  Expenses.          If during any year the Building is less than ninety-five percent (95%) occupied, then, for purposes of calculating Operating  Expenses for that year, the amount of Operating Expenses that fluctuates with Building occupancy shall be “grossed-up” to the amount which, in Landlord’s reasonable estimation, it would have been had the Building been ninety-five percent (95%) occupied for that entire year. Grossed-up expenses shall include by definition janitorial costs and supplies, utilities, HVAC repairs and maintenance, and variable management fees. Grossed up expenses shall not include fixed expenses such as landscaping and Real Property Taxes.

2.3.1.6                                                               Cap on Controllable Common Area Expenses. Tenant shall not be responsible for the Excess relating to the annual year-over-year growth of Common Area Expenses that are under the reasonable control by Landlord. As defined herein, those controllable expenses are all Common Area Expenses, with the exception of insurance and a variable management fee not to exceed three percent (3.0%).

2.4                                                                                 Late Fee. If any Rent or other payment required of Tenant under this Lease is not paid when due, Landlord may charge Tenant, and Tenant shall pay upon demand a fee equal to two percent (2.0%) of the delinquent payment to reimburse Landlord for its cost and inconvenience incurred as a consequence of Tenant’s delinquency; provided however, that Landlord shall give written notice of such delinquency to Tenant with opportunity to cure within a ten (10) day period after the date of such notice without such late charge, provided Landlord shall not be obligate to furnish Tenant with more than one (1) written notice of a delinquency and opportunity to cure each calendar year during the Term of the Lease. All such fees shall be Additional Rent.

2.5                                                                                 Initial Monthly Rent. The amounts of the initial monthly Basic Rent and Additional Rent for Tenant’s Proportionate Share of Operating Expenses and Taxes are as follows:

Basic Rent (Section 2.2)	$83,798.67

Excess Taxes (Defined below)	$0.00

Excess Utilities	$0.00

Excess Common Area Expenses	$0.00

Total initial monthly payment	$83,798.67

2.6                                                                                 Security Deposit. Intentionally Deleted.

3.                                       TAXES

3.1                                 Real Property Taxes. The term “Taxes” shall include all taxes, assessments and governmental charges that accrue against the Land and the Building, whether federal, state, county, or municipal, and whether imposed by taxing or management districts or authorities presently existing or hereafter created. Landlord shall pay the Taxes, and Tenant shall pay Landlord for Tenant’s Proportionate Share of the Taxes. If, during the Term, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent; or a franchise tax, assessment, levy or charge measured by or based upon the Rent; then all such taxes, assessments, levies or charges, or any part so measured or based, shall be included within the term “Taxes.” Taxes does not include obligations incurred to procure the right to build the Building such as transit fees or any tax not imposed exclusively on the ownership or operation of interests in real property as opposed to commercial enterprises generally.

3.2                                 Personal Property Taxes. Tenant shall before delinquency pay all taxes and assessments levied or assessed against any personal property, trade fixtures or alterations placed in or about the Premises; and upon Landlord’s request, deliver to it receipts from the applicable taxing authority or other evidence acceptable to Landlord to verify that the taxes have been paid. If any such taxes are levied or assessed against Landlord or its property, and (1) Landlord pays them or (2) the assessed value of Landlord’s property is increased and Landlord pays the increased taxes, then Tenant shall pay to Landlord the amount of all such taxes within ten (10) days after Landlord’s request for payment. All such amounts shall bear interest from the date paid by Landlord to the applicable taxing authority until reimbursed by Tenant at the rate set forth in Section 24.13.

4.                                       LANDLORD’S MAINTENANCE AND REPAIR OBLIGATIONS.

In addition to those obligations set forth hereafter in Section 8 Services and Utilities. Landlord’s maintenance obligations shall be to maintain the Building as a first class office building, but Landlord shall not be obligated to maintain or repair Tenant’s fixtures, alterations, additions, partitions, improvements, equipment, trade fixtures, inventory and personal property.

5.                                       TENANT’S MAINTENANCE AND REPAIR OBLIGATIONS

5.1                                 Tenant’s Maintenance of the Premises. Tenant shall maintain the Premises in a clean, safe, operable, attractive condition and shall not permit or allow to remain any waste or damage to any portion of the Premises. Subject to Section 10, Tenant shall repair or replace, subject to Landlord’s direction and supervision any damage to the Building caused by Tenant or Tenant Party. All repairs and replacements performed by or on behalf of Tenant shall be performed in a good and workmanlike manner acceptable in all respects to Landlord, and in accordance with Landlord’s standards applicable to alterations or improvements performed by Tenant. Tenant shall repair and pay for any damage caused by any failure by Tenant to perform obligations under this Lease. Tenant and any Tenant Party shall not do anything that would inhibit or prevent other tenants’ use and enjoyment of the Common Areas.

5.2                                 Landlord’s Optional Performance of Tenant’s Obligations. In the event Tenant fails to maintain the Premises as required in this Section 5, and following Landlord’s delivery of written notice to Tenant describing with reasonable detail the nature of such failure, Tenant shall have thirty (30) days to remedy such failure to maintain. Thereafter, Landlord has the right, but not the obligation, to perform or provide any maintenance, repairs or replacements to be performed by Tenant under this Section 5 and to provide any utility service required to be provided under Section 8 below, upon notice to Tenant. Should Landlord elect to do so, Tenant shall reimburse Landlord for all expenses and costs incurred by Landlord in performing Tenant’s obligations plus an additional five percent (5%) of such amount to compensate Landlord for the overhead and administrative costs relating to the performance of all such obligations. All such amounts owing pursuant to this Section 5 shall be deemed Rent under this Lease, which Tenant shall pay Landlord within ten (10) days after Landlord’s request for payment.

6.                                       ALTERATIONS BY TENANT.

6.1                                 No Tenant Alterations. Tenant shall not make any changes, modifications, alterations, additions or improvements to the Premises, or install any heat or cold generating equipment, or other equipment, machinery or devices in the Premises or any other part of the Building without the prior written consent of Landlord (except for cosmetic and light wall portioning and minor rewiring, provided no building permit is required by the City of Austin).

6.2                                 Requirements for Landlord’s Written Consent. Landlord shall not be required to notify Tenant of whether it consents to any alterations until it has received plans and specifications which are sufficiently detailed to allow construction of the work depicted in them to be performed in a good and workmanlike manner, and Landlord has had a reasonable opportunity to review them. Without in any way limiting Landlord’s rights to refuse its consent to Tenant’s proposed alterations, if Landlord consents in writing to Tenant’s proposed alterations, then Landlord’s consent shall be conditioned without limitation on all of the following: (1) Landlord’s reasonable approval of the contractor or person making the alterations and approving each contractor’s insurance coverage provided in connection with the alterations and their installation, (2) Landlord’s supervision of their installation, (3) Landlord’s approval of final and complete plans and specifications for the alterations and their installation, (4) the appropriate governmental agency, if any, having final and complete plans and specifications for such work, and (5) Landlord’s determination of whether any changes, modifications, alterations, additions or improvements to the Premises, or installations of any equipment or machinery would do any of the following: (i) adversely affect structural or load bearing portions of the Premises or the Building, (ii) result in a material increase of electrical usage above the normal type of amount of electrical current to be provided by Landlord, (iii) result in an above-standard increase of Tenant’s use of heating or air conditioning, (iv) impact mechanical, electrical or plumbing systems in the Premises or the Building, (v) affect areas of the Premises that can be viewed from Common Areas, (vi) require greater or more difficult cleaning work, such as kitchens, reproduction rooms, or interior glass partitions, etc., or (vii) violate any provision in Section 13 of this Lease or Exhibit B, attached hereto. If the alterations will affect the Building structure, HVAC System, or mechanical, electrical, or plumbing systems, then the plans and specifications must be prepared by a licensed engineer reasonably acceptable to Landlord. Landlord’s approval of any plans and specifications shall not be a representation that the plans or the work depicted in them will comply with any applicable Law (defined below) or be adequate for any purpose, but shall merely be Landlord’s consent to Tenant’s installation of the alterations. Tenant shall bear the risk of complying with Title III of the Americans with Disabilities Act of 1990, the Texas Elimination of Architectural Barriers Act, and all rules, regulations and guidelines promulgated under either of such acts, as amended from time to time (the “Disabilities Acts”) within the Premises, and Landlord shall bear the risk of complying with the Disabilities Acts in the Common Areas of the Building other than compliance that is necessitated by the use of the Premises for other than the Permitted Use (which risk and responsibility shall be borne solely by Tenant). Landlord shall have the right, but not the obligation, to periodically inspect the work in the Premises and may require changes in the method or quality of the work. If Landlord’s consent is granted, any such changes, modifications, alternations, additions, improvements or installations shall be made at Tenant’s sole cost and expense.

6.3                                 Tenant’s Obligations. Landlord represents that to the best of its actual knowledge, that the “as-built” plans of the Premises in CADD form delivered to Tenant prior to the Execution Date are materially correct. Upon completion of any alteration requiring approval under this Lease, Tenant shall deliver to Landlord accurate, up to date reproducible “as-built” plans. If Tenant has not delivered to Landlord the as-built drawings within thirty (30) days of completion of the alterations, Landlord may contract for production of as-built drawings at Tenant’s sole cost and expense by providing Tenant five (5) days written notice of Landlord’s intent to contract for such drawings. Tenant shall reimburse Landlord for such costs within ten (10) days of Landlord’s request for payment. All work performed by Tenant in the Premises, including work relating to the alterations or their repair, shall be performed in a good and workmanlike manner in accordance with Law (defined below) and with Landlord’s and Landlord’s insurance carriers’ specifications and requirements.

6.4                                 Ownership of Alterations. Upon the Expiration Date or earlier termination of this Lease, Tenant shall return the Premises to Landlord clean and in the condition existing at the time Tenant took possession of the Premises, except for: (1) ordinary wear and tear, (2) damage that Landlord has the obligation to repair under the terms of this Lease, (3) all changes, modifications, alterations, additions or improvements that Tenant does not have the obligation to remove under the terms of this Section 6.4, and (4) damage by casualty. Except as provided below, all changes, modifications, alterations, additions or improvements and property at the Premises (including wall to wall carpeting, paneling or other wall covering and any other surface material attached to or affixed to the floor, wall or ceiling of the Premises) will remain in and be surrendered with the Premises upon the Expiration Date or earlier termination of this Lease, and Tenant waives all rights to any payment, reimbursement or compensation for the property that must remain at the Premises in accordance with this subsection. Tenant must, however, remove from the Premises prior to the Expiration Date or earlier termination of this Lease any changes, modifications, alterations, additions or improvements that Landlord has designated for removal at the time of Landlord’s written approval of such changes, modifications, alterations, additions or improvements. Notwithstanding, the parties agree that Landlord may not designate for the removal items typically found in other first class office buildings, unless such items adversely impact the cost of subsequent reuse or re-tenanting (such as raised computer floors, full kitchens, supplemental HVAC units, etc.). Tenant shall not be required to remove from the Premises any of the changes, modifications, alterations, additions or improvements which are constructed in the Premises with the Construction Plans (as defined in Exhibit “B”) or those that do not require Landlord’s approval. Tenant must promptly repair any damage to the Premises caused by its removal of personal property, changes, modifications, alterations, additions or improvements, and leave a surface ready to receive a new finish.

6.5                                 Trade Fixtures. Tenant may erect shelves, bins, machinery and trade fixtures provided that such items (1) do not alter the basic character of the Premises or the Building; (2) do not overload or damage the same; and (3) may be removed without damage to the Premises. Unless Landlord specifies in writing otherwise, all alterations, additions, and improvements shall be Landlord’s property when installed in the Premises.

7.                                       SIGNS

7.1                                 Premises’ Exterior. Tenant shall not without Landlord’s prior written consent (1) make any changes to the exterior of the Premises or the Building, (2) install any exterior lights, decorations, balloons, flags, pennants, banners or paintings, (3) erect or install any signs, windows, blinds, draperies, window treatments, bars, security installations, or door lettering, decals, window or glass-front stickers, placards, decorations or advertising media of any type that is visible from the exterior of the Premises.

7.2                                 Requirements for Landlord’s Written Consent. Landlord shall not be required to notify Tenant in writing of whether it consents to any sign until Landlord (1) has received detailed, to-scale drawings specifying the design, material composition, color scheme, and method of installation, and (2) has had a reasonable opportunity to review them. Notwithstanding the foregoing, Landlord shall provide its consent in its sole discretion.

8.                                       SERVICES AND UTILITIES.

8.1                                 Services. Landlord shall use all reasonable efforts to furnish to Tenant: (i) water (hot and cold) at those points of supply provided for general use of tenants of the Building; (ii) heated and refrigerated air conditioning as appropriate, in accordance with Exhibit E hereto; (iii) janitorial service (including trash removal), in accordance with Exhibit F attached hereto and incorporated herein, to the Premises on Business Days other than Holidays for Building-standard installations (Landlord reserves the right to bill Tenant separately, at cost, for extra janitorial service required for non-standard installations) and such window washing as may from time to time in Landlord’s judgment be reasonably required; (iv) elevators for ingress and egress to the floor on which the Premises are located, in common with other tenants, provided that Landlord may reasonably limit the number of elevators to be in operation at times other than during customary Business Hours and on Holidays; (v) replacement of Building-standard light bulbs and fluorescent tubes, provided that Landlord’s standard charge for such bulbs and tubes shall be paid by Tenant; and (vi) electrical current during normal Business Hours other than for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage (110/208 volt 3-phase capable of providing up to 8.5 watts per rentable square foot for Tenant’s total power requirements to each floor (i.e. receptacles, lighting, HVAC, etc.)), and (v) contract or salaried surveillance personnel on site during Normal Business Hours (as defined below). Landlord shall maintain the Common Areas of the Building in reasonably good order and condition. If Tenant desires any of the services specified in this subparagraph at any time other than times herein designated, such services shall be supplied to Tenant upon the written request of Tenant delivered to Landlord before 3:00 p.m. on the same Business Day, and Tenant shall pay to Landlord the actual cost of such services, without mark-up, within ten days after Landlord has delivered to Tenant an invoice therefor. Landlord's current hourly charge for after-hours service is $35.00 per air handler, subject to change by Landlord. “Business Days” means Monday through Friday (except for Holidays); “Normal Business Hours” means 7:00 a.m. to 6:00 p.m. on Business Days and 8:00 a.m. to 1:00 p.m. on Saturday (other than Holidays); and “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, and Christmas Day.

8.2                                 Excess Utility Use. Landlord shall use reasonable efforts to furnish electrical current for computers, electronic data processing equipment, special lighting, equipment that requires more than 110 volts, or other equipment whose electrical energy consumption exceeds normal office usage through the then-existing feeders and risers serving the Building and the Premises, and Tenant shall pay to Landlord the cost of such service within ten (10) days after Landlord has delivered to Tenant an invoice therefor. Landlord may determine the amount of such additional consumption and potential consumption by either or both: (i) a survey of standard or average tenant usage of electricity in the Building performed by a reputable consultant selected by Landlord and paid for by Tenant; or (ii) a separate meter in the Premises installed, maintained, and read by Landlord, at Tenant’s expense. Tenant shall not install any electrical equipment requiring special wiring or requiring voltage in excess of 110 volts or otherwise exceeding capacity of the feeders or lines to the Building or the risers or wiring installation of the Building or the Premises unless approved in advance by Landlord. The use of electricity in the Premises shall not exceed the capacity of existing feeders and risers to or wiring in the Premises. Any risers or wiring required to meet tenant’s excess electrical requirements shall upon Tenant’s written request, be installed by Landlord, at Tenant’s cost, if, in Landlord’s sole and absolute judgment, the same are necessary and shall not cause permanent damage or injury to the Building or the Premises, cause or create a dangerous or hazardous condition, entail excessive or unreasonable alterations, repairs, or expenses, or interfere with or disturb other tenants of the building. If Tenant uses machines or equipment (other than general office machines, excluding computers and electronic data processing equipment) in the Premises which affect the temperature otherwise maintained by the air conditioning system or otherwise overload any utility, Landlord may install supplemental air conditioning units or other supplemental equipment in the Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord within ten (10) days after Landlord has delivered to Tenant an invoice therefor.

8.3                                 Discontinuance. Landlord’s obligation to furnish services under Section 8 shall be subject to the rules and regulations of the supplier of such services and governmental rules and regulations. Landlord may, upon not less than thirty (30) days prior written notice to Tenant, discontinue any such service to the Premises, provided Landlord first arranges for a direct connection thereof through the supplier of such service. Tenant shall, however, be responsible for contracting with the supplier of such service and for paying all deposits for, and costs relating to, such service.

8.4                                 Restoration of Services. Landlord shall use reasonable efforts to restore any service that becomes unavailable; however, such unavailability shall not render Landlord liable for any interruption or failure of utility service to the Premises. If the curtailment was within Landlord’s reasonable control and such curtailment continues for three (3) business days, then Landlord shall grant Tenant one day of abatement in Basic Rent for each day past the third day such service is unavailable. Alternatively, if the curtailment was not within Landlord’s reasonable control and such curtailment continues for ten (10) business days, then Landlord shall grant Tenant one day of abatement in Basic Rent for each day past the tenth day such service is unavailable. Other than the abatement referenced above in this Section 8.4, Tenant shall not be entitled to any other abatement or reduction of Rent by reason of any damages, interruption or failure of utilities or other services to the Premises or any damages caused thereby. Any such interruption or failure in any utility or service shall not be construed as an eviction, constructive or actual of Tenant or as a breach of the implied warranty of suitability, and shall not relieve Tenant from the obligation to perform any covenant or agreement under this Lease. All amounts due from Tenant under this Section 8 shall be payable within ten (10) days after Landlord’s request for payment.

9.                                       INSURANCE BY TENANT. Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

9.1                                 Commercial General Liability Insurance. Commercial general liability insurance naming the Landlord, Bank One Corporation, Landlord’s Mortgagee (defined below), and Property Manager as additional insureds against claims for bodily injury and property damage occurring in or about the Premises arising from or in connection with Tenant’s wrongful acts or omissions in its use or occupancy of the Premises. The insurance policy or policies shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations that it owns or leases, the policy shall include an aggregate limit per location endorsement. The liability insurance shall be primary and not “contributing to” any insurance available to Landlord, and Landlord’s insurance shall be in excess of all of Tenant’s insurance. In no event shall the limits of Tenant’s insurance limit its liability under this Lease.

9.2                                 Property Insurance. Property insurance insuring;  1) all fixtures, alterations, additions, partitions, improvements and equipment installed in the Premises, 2) trade fixtures, 3) inventory, and 4) personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk), including coverage for flood, earthquake and damages from any boiler and machinery, if applicable. The insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

9.3                                 Workers’ Compensation Insurance. Workers’ compensation insurance in accordance with the Laws of the State of Texas and employer’s liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000.00). The worker’s compensation insurance must include an all-states endorsement.

9.4                                 Other Insurance. Tenant shall also keep in force all other insurance that Landlord reasonably deems necessary and prudent or that is reasonably required by Landlord’s beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises, the Building, or the Land.

9.5                                 Standard of Tenant’s Insurance. Each policy required to be maintained by Tenant shall be with companies rated A-X or better in the most current issue of Best’s Insurance Reports and will contain endorsements that (1) such insurance may not lapse with respect to Landlord or its Property Manager or be canceled or materially amended with respect to Landlord or its Property Manager without the insurance company’s endeavor to give Landlord and its Property Manager at least ten (10) days prior written notice of every such cancellation or amendment, (2) Tenant shall be solely responsible for payment of premiums, (3) in the event of payment of any loss covered by any policy, Tenant’s insurance, as to covered claims arising from the Premises, shall be primary in the event of overlapping coverage with insurance which may be carried by Landlord. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the United States. Any deductible amounts under any required insurance policies shall not exceed $25,000. Tenant shall deliver to Landlord duplicate originals of certificates of insurance. Tenant shall have the right to provide insurance in a “blanket” policy, if the required blanket policy expressly provides coverage to the Premises and to Landlord as required by this Lease.

9.6                                 Landlord’s Rights. In the event Tenant does not purchase the insurance required by this Lease or keep any required insurance in full force and effect, Landlord may, but shall not be obligated to, purchase the necessary insurance and pay the premium. Tenant shall repay to Landlord, as Additional Rent, the amount so paid promptly upon demand. In addition, Landlord may recover from Tenant and Tenant agrees to pay, as Additional Rent, any and all expenses, including attorneys’ fees, and damages which Landlord may sustain by reason of the failure of Tenant to obtain and maintain any insurance.

9.7                                 Nature of Tenant’s Obligation. Tenant’s insurance obligations under this Section 9 are freestanding obligations which are not dependent on any other conditions or obligations under this Lease.

9.8                                 Insurance by Landlord. Landlord shall, during the Lease Term, procure and keep in force the following insurance, the cost of which may be deemed as Additional Rent payable, by Tenant pursuant to Section 2.3.:

(1)                                PROPERTY INSURANCE. “All Risk” property insurance, including, without limitation, coverage for earthquake and flood in such amounts as are customary in Austin, Texas; and machinery (if applicable); sprinkler damage; vandalism; malicious mischief. Such Insurance shall not cover Tenant’s equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises;

(2)                                  LIABILITY INSURANCE. Commercial general liability (lessor’s risk) insurance against any and all claims for bodily injury, death or property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit; and

(3)                                  OTHER. Such other insurance, including but not limited to Loss of Rents coverage, as Landlord deems necessary and prudent.

10.                                 SUBROGATION OF RIGHTS OF RECOVERY.  LANDLORD AND TENANT MUTUALLY WAIVE THEIR RESPECTIVE RIGHTS OF RECOVERY AGAINST EACH OTHER FOR ANY LOSS OF, OR DAMAGE TO, EITHER PARTY’S PROPERTY, TO THE EXTENT THAT THE LOSS OR DAMAGE IS INSURABLE UNDER AN INSURANCE POLICY REQUIRED UNDER THIS LEASE TO BE IN EFFECT AT THE TIME OF THE LOSS OR DAMAGE. Each party shall obtain any special endorsements, if required by its insurer, under which the insurer shall waive its rights of subrogation against the other party.

11.                                 CASUALTY DAMAGE.

11.1                           Destruction. Tenant immediately shall give written notice to Landlord of any damage to the Premises, the Building, or the Land. If the Premises, the Building, or the Land are totally destroyed by an insured peril, or so damaged by an insured peril that, in Landlord’s reasonable estimation (to be given in writing within thirty (30) days after the occurrence), rebuilding or repairs cannot be substantially completed (exclusive of leasehold improvements Tenant makes) within one hundred eighty (180) days after the date of Landlord’s actual knowledge of the damage, and Landlord does not elect to relocate Tenant as described below, then either party may terminate this Lease by delivering to the other written notice of termination within fifteen (15) days after the Landlord issues its estimate. Notwithstanding, Landlord may undertake, at its expense, to relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so in a written notice delivered to Tenant within thirty (30) days after the damage, and in such instance this Lease shall continue in full force and effect. Such relocation may be for a portion of the remaining Term or the entire Term. Landlord shall complete any such relocation within ninety (90) days after Landlord has delivered such written notice to Tenant. If Landlord does not elect to relocate Tenant following such damage to the Premises or the Building, then Tenant may terminate this Lease by delivering to Landlord written notice of termination within fifteen (15) days following the date on which Landlord notifies Tenant in writing of the estimated time for the restoration. In either event, the Rent shall be abated during the unexpired portion of this Lease, effective upon the date the damage occurred. Time is of the essence with respect to the delivery of all notices of damage and termination.

11.2                           Restoration of Premises. Subject to Section 11.3, if this Lease is not terminated under Section 11.1, then Landlord shall restore the Premises to substantially its previous condition, except that Landlord shall not be required to rebuild, repair or replace any part of the alterations, other improvements, or personal property required to be covered by Tenant’s insurance under Section 9. If the Premises are untenantable, in whole or in part, during the period beginning on the date the damage occurred and ending on the date of substantial completion of Landlord’s repair or restoration work, then the Rent for that period shall be reduced to such extent as may be fair and reasonable under the circumstances.

12.                                 INDEMNIFICATION.

12.1                           Indemnity by Tenant. Tenant will indemnify the Landlord from loss, cost or expense including reasonable attorneys’ fees incurred by reason of the negligent or willful acts or omissions of those for whom in the circumstances Tenant is responsible in law which also arise from Tenant’s use or occupancy of the Premises.

12.2                           Indemnity by Landlord. Landlord will indemnify Tenant from loss, cost or expense including reasonable attorneys’ fees incurred by reason of the negligent or willful acts or omissions of those for whom in the circumstances Landlord is responsible in law which also arise from Landlord’s maintenance or management of the Building, except to the extent covered by Tenant’s use or occupancy of the Premises described in 12.1 above.

12.3                           Limitations of the Indemnification. These indemnities are limited:

(i)                                     by the waivers set forth in Section 10 above;

(ii)                                  to the indemnitor’s equitable share of the losses, costs or expenses based on the relative culpability of each person whose negligent or willful acts or omissions contributed to the loss;

(iii)                               to direct, proximately caused damages as opposed to consequential or indirect damages or business interruption.

This indemnity shall not be deemed or construed to make a party liable for any matter that the other party is obligated to do by this Lease, by law, pursuant to the other party’s obligation to a third party, or otherwise.

13.                                 USE: COMPLIANCE WITH LAWS; PARKING.

13.1                           Permitted Use. The Premises shall be used only for general office use, and for no other purpose without Landlord’s prior written consent. No retail sales may be made from the Premises. The Premises shall not be used for any use which is disreputable, and no part of the Premises shall be used as an escort service, a massage parlor or spa, blood bank, medical clinic, or an adult book or adult videotape store (which are defined as stores in which any portion of the inventory is not available for sale or rental to children under 18 years old because such inventory explicitly details with or depicts human sexuality). Tenant shall not sell, display, transmit or distribute (electronically or otherwise) materials or merchandise of a pornographic nature or merchandise generally sold in an adult book or adult video tape store (as defined above). Tenant shall not use the Premises as living or sleeping quarters or a residence. Tenant shall not use the Premises to receive, store or handle any product, material or merchandise that is explosive or highly inflammable or hazardous. Tenant shall keep the Premises neat and clean at all times. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, light, noise or vibrations to emanate from the Premises; nor commit, suffer or permit any waste in or upon the Premises; nor at any time sell, purchase or give away or permit the sale, purchase or gift of food in any form by or to any of Tenant’s agents or employees or other parties in the Premises; nor take any other action that would constitute a public or private nuisance or would disturb the quiet enjoyment of any other tenant of the Building, or unreasonably interfere with, or endanger Landlord or any other person; nor permit the Premises to be used for any purpose or in any manner that would (1) void the insurance thereon, (2) increase the insurance risk, (3) cause the disallowance of any sprinkler credits, (4) violate any Law (defined below) including, but not limited to, any zoning ordinance, or (5) be dangerous to life, limb or property. Tenant shall pay to Landlord on demand any increase in the cost of any insurance on the Premises or the Building incurred by Landlord, which is caused by Tenant’s use of the Premises or because Tenant vacates the Premises, and acceptance of such payment shall not constitute a waiver of any of Landlord’s other rights or remedies nor a waiver of Tenant’s duty to comply herewith.

13.2                           Compliance with Laws. Tenant shall be solely responsible for satisfying itself and Landlord that the Permitted Use will comply with all applicable Laws.  Tenant shall, at its sole cost and expense, be responsible for complying with all Laws (defined below) and Rules and Regulations (defined below) applicable to the use, occupancy, and condition of the Premises.  However, Tenant shall not bear the cost of improvements or modifications to the Building or structural and mechanical elements of the Premises (i.e. such as sprinkler or elevator modifications).  Tenant shall promptly correct any violation of a Law, or Rules or Regulations with respect to the Premises.  Tenant shall comply with any direction of any governmental authority having jurisdiction which imposes any duty upon Tenant or Landlord with respect to the Premises, Building, and/or Land, or with respect to the occupancy or use thereof.

13.3                           Compliance with Rules and Regulations. Tenant will comply with such rules and regulations (the “Rules and Regulations”) generally applying to tenants in the Building as may be adopted from time to time by Landlord for the management, cleanliness of, and the preservation of good order and protection of the Premises, the Building and the Land.  A current copy of the Rules and Regulations applicable to the Building is attached hereto as Exhibit D.  All such Rules and Regulations are hereby made a part hereof.  All changes and amendments to the Rules and Regulations sent by Landlord to Tenant in writing and conforming to the foregoing standards shall be carried out and observed by Tenant.  Landlord hereby reserves all rights necessary to implement and enforce the Rules and Regulations and each and every provision of this Lease.

13.4                           Parking. Tenant and its employees, agents and invitees shall have the non-exclusive right to use three hundred fifty-five (355) undesignated vehicular parking spaces in the surface parking area and structured garage associated with the Building (the “Parking Area”) free of charge during the Original Term and Renewal Terms, subject to (1) such Rules and Regulations (as defined herein) as Landlord may promulgate from time to time and (2) rights of ingress and egress of other tenants and their employees, agents and invitees.  Such Parking is available on a first come first serve basis and without reservation of individual or block spaces.  In the event Landlord provides reserved parking for any tenant of the Building, Landlord will allocate and provide Tenant with reserved parking in an equal proportion to other tenants in the Building, based upon the amount of rentable area each tenant and Tenant then currently lease.  In no instance shall Tenant allow its employees, agents and invitees to occupy more parking spaces in the Parking Areas that exceed the ratio of six (6) parking spaces per 1,000 rentable square feet of leased space.  Parking in the structured garage during the Second Renewal Term or any parking spaces requested by Tenant in excess of a ratio of six (6) spaces per 1,000 square feet of rentable area shall be at market rates then in effect at the Building as such may be set or adjusted by Landlord from time to time.  Landlord does not reserve or allocate parking spaces at the Premises nor guarantee its availability on a daily basis.  Tenant shall only permit parking by its employees, agents or invitees of appropriate vehicles in appropriate designated Parking Areas.

14.                                 INSPECTION; ACCESS AND RIGHT OF ENTRY; NEW CONSTRUCTION. Without being deemed or construed as committing an actual or constructive eviction of Tenant and without abatement of Rent, Landlord and Landlord’s agents and representatives may enter the Premises during business hours to inspect the Premises [with prior notice, except in the case of emergencies]; to make such repairs as may be required or permitted under this Lease; to perform any unperformed obligations of Tenant hereunder; and to show the Premises to prospective purchasers, mortgagees, ground lessors, and, during the last (9) months of the Term, tenants, provided that Landlord uses reasonable efforts to minimize interruption to Tenant’s use and occupancy.  Tenant hereby waives any claim for damages for any injury or inconvenience or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby.  Landlord shall have the right to use any and all means which Landlord may deem proper to enter the Premises in an emergency without liability therefor.  During the last nine (9) months of the Term, Landlord may erect a sign on the Premises indicating that the Premises are available.

15.                                 ASSIGNMENT AND SUBLETTING.

15.1.                        Transfers. Tenant shall not, without the prior written consent of Landlord, which will not be unreasonably withheld and will be given or denied within ten (10) days after delivery of the information required by the last sentence hereof, (1) assign, transfer, or encumber this Lease or any estate or interest herein, (2) sublet any portion of the Premises, (3) grant any license, concession, or other right of occupancy of any portion of the Premises, or (4) permit the use of the Premises by any parties other than Tenant (any of the events listed in Sections 15.1 (1) through (6) being a “Transfer”).  If Tenant requests Landlord’s consent to a Transfer, then Tenant shall provide Landlord with a written description of all terms and conditions of the proposed Transfer, copies of the proposed documentation, and the following information about the proposed transferee: name and address; reasonably satisfactory information about its business and business history; its proposed use of the Premises; banking, financial, and other credit information; and general references sufficient to enable Landlord to determine the proposed transferee’s creditworthiness and character.

15.2                           Landlord’s Written Consent Requirements.  In determining whether Landlord shall consent to any proposed assignment or subletting of the Premises, Landlord will consider the following factors: provided that the proposed transferee (1) has a good reputation in the business community, (2) does not engage in a business which may place Landlord in violation of any non-compete or exclusive use agreement, and (3) will use the Premises consistent with the permitted use allowed under the Lease which shall not be environmentally harmful.

15.3                           Obligations of Tenant and Proposed Transferee.  If Landlord consents to a proposed Transfer, then the proposed transferee shall deliver to Landlord a written agreement, in a form satisfactory to Landlord, whereby the proposed transferee expressly assumes the Tenant’s obligations hereunder (however, in the event of transfer of less than all of the space in the Premises the proposed transferee shall be liable only for obligations under this Lease that are properly allocable to the space subject to the Transfer, and only to the extent of the rent it has agreed to pay Tenant).  Landlord’s consent to a Transfer shall not release any Guarantor of Tenant’s obligations hereunder nor release Tenant from performing its obligations under this Lease, but rather Tenant and its transferee shall be jointly and severally liable.  No such Transfer shall constitute a novation.  Landlord’s consent to any Transfer shall not waive Landlord’s rights as to any subsequent Transfers.  If a default occurs while the Premises or any part thereof are subject to a Transfer, then Landlord, in addition to its other remedies, may collect directly from such transferee all rents becoming due to Tenant and apply such rents against Tenant’s Rent obligations.  Tenant authorizes its transferees to make payments of Rent directly to Landlord upon receipt of notice from Landlord to do so.  If Landlord should fail to notify Tenant in writing of its decision within the thirty (30) day period after Landlord’s receipt of Tenant’s written request for Landlord’s consent to a Transfer, then Landlord shall be deemed to have granted consent to the proposed Transfer.

15.4                           Landlord’s Recapture Right.  Intentionally deleted.

15.5                           Excess Rent.  Notwithstanding anything to the contrary contained in Section 15 of this Lease, Tenant hereby assigns, transfers and conveys fifty percent (50%) of all net consideration received by Tenant under any Transfer, other than to a Permitted Tranferee, which is in excess of the Rent payable by Tenant under this Lease, and Tenant shall hold such amounts in trust for Landlord and pay them to Landlord within ten (10) days after receipt after first recovering its costs which may include legal fees, brokerage, free rent and other inducements, unamortized leasehold improvements in excess of any allowance paid by Landlord and Rent and Additional Rent paid while the Premises were vacant and on the market.

15.6                           Permitted Transfers.  Notwithstanding anything to the contrary contained in this Section 15 of this Lease, if the proposed subtenant or assignee is any corporation which controls, is controlled by or is under common control with Tenant, or any corporation or entity resulting from the merger or consolidation of Tenant, or is any person or entity which acquires all or substantially all of the assets of Tenant as a going concern of the business that is being conducted on the Premises (a “Permitted Transferee”), then Tenant may assign or sublet the Premises or any portion thereof to a Permitted Transferee without the prior written consent of Landlord, subject to Landlord’s subsequent ability to reasonably inquire into the factors set forth in this Section 15.6.  In the event that Tenant requests to transfer all or a part of its interest in this Lease to any corporation in which or with which Tenant or its corporate successors or assigns is merged or consolidated, in accordance with applicable statutory provisions covering merger and consolidation of corporations, then Tenant’s obligations under this Lease must be assumed by the corporation surviving such merger or created by such consolidation, and the tangible net worth of the surviving or created corporation must not be less than the tangible net worth of Tenant as the effective date of the Transfer.  “Tangible Net Worth” means the excess of assets over total liabilities, in each case, as determined in accordance with generally accepted accounting principles (“GAAP”) consistently applied, excluding, however, the determination of total assets, all assets which would be classified as intangible assets under GAAP, including without limitation, goodwill, licenses, patents, trademarks, trade-names, copyrights, and franchises.  Any such sublease or assignment shall not in any way affect or limit the liability of tenant under the terms of this Lease including compliance with the terms of this Section 15.  For purposes of this paragraph, “Control” shall be deemed to mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Tenant or any such corporation or entity as the case may be, whether through the ownership of voting securities, by contract, or otherwise.

16.                                 CONDEMNATION.

16.1                           Taking – Landlord’s and Tenant’s Rights.  If any part of the Building is taken by right of eminent domain or conveyed in lieu thereof (a “Taking”), and such Taking prevents Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such Taking, then Landlord may, at its expense, relocate Tenant to office space reasonably comparable to the Premises, provided that Landlord notifies Tenant of its intention to do so within thirty (30) days after the Taking.  Such relocation may be for a portion of the remaining Term or the entire Term.  Landlord shall complete any such relocation within two hundred ten (210) days after Landlord has notified Tenant of its intention to relocate Tenant.  If Landlord does not elect to relocate Tenant following such Taking, then Tenant may terminate this Lease as of the date of such Taking by giving written notice to Landlord within sixty (60) days after the Taking and Rent shall be apportioned as of the date of such Taking.  If Landlord does not relocate Tenant and Tenant does not terminate this Lease, then Rent shall be abated on a reasonable basis as to that portion of the Premises rendered untenantable by the Taking.

16.2                           Taking – Landlord’s Rights.  If any material portion, but less than all, of the Building becomes subject to a Taking, or if Landlord is required to pay any of the proceeds received for a Taking to Landlord’s Mortgagee, then this Lease, at the option of Landlord, exercised by written notice to Tenant within thirty (30) days after such Taking, shall terminate and Rent shall be apportioned as of the date of such Taking.  If Landlord does not so terminate this Lease and does not elect to relocate Tenant, then this Lease will continue, but if any portion of the Premises has been taken, Basic Rent shall abate as provided in the last sentence of Section 16.1.

16.3                           Award.  If any Taking occurs, then Landlord shall receive the entire award or other compensation for the Land, the Building, and other improvements taken, and Tenant may separately pursue a claim against the condemnor for the value of Tenant’s personal property which Tenant is entitled to remove under this Lease, moving costs, loss of business, and other claims it may have.

17.                                 SURRENDER AND REDELIVERY OF PREMISES; HOLDING OVER.

17.1                           Surrender and Redelivery of Premises.  No act by Landlord shall be an acceptance of a surrender of the Premises, and no agreement to accept a surrender of the Premises shall be valid, unless it is in writing and signed by Landlord.  Tenant’s delivery of the keys or access cards to Property Manager or any agent or employee of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

17.1.1                  Joint Inspection.  At least thirty (30) days before the Expiration Date, Tenant shall arrange to meet with Landlord for a joint inspection of the Premises.

17.1.2                  Tenant’s Payment Obligations.  Tenant shall pay to Landlord the amount, as reasonably estimated by Landlord, of Tenant’s obligation hereunder for Operating Expenses for the year in which the Term ends.  All such amounts shall be used and held by Landlord for payment of such obligations of Tenant hereunder, with Tenant being liable for any additional costs therefor upon demand by Landlord or with any excess to be returned to Tenant after all such obligations have been determined and satisfied as the case may be.  Any Security Deposit held by Landlord may be credited against the amount due by Tenant under this Section 17.

17.1.3                  Condition of Premises.  After the Expiration Date or earlier termination of this Lease, or the termination of Tenant’s right to possess the Premises, Tenant shall (1) deliver to Landlord the Premises in a clean and operational condition, free of all personal property of Tenant as required hereunder, (2) deliver to Landlord all keys, parking cards and access cards to the Premises and Parking Areas, (3) remove all signage placed on the Premises, the Building, or the Land by or at Tenant’s request, and (4) deliver in place to Landlord the modular office furnishings listed in the attached Exhibit G, in good condition, reasonable wear and tear accepted, which Landlord has provided to Tenant, without liability, for Tenant’s use free of charge during the Lease Term.  All fixtures, alterations, additions, and improvements (whether temporary or permanent) shall be Landlord’s property and shall remain on the Premises, except as provided in the next two sentences.  All items not removed following ten (10) days written notice to Tenant from Landlord shall, at the sole option of Landlord, be deemed abandoned by Tenant and may be appropriated, sold, stored, destroyed, or otherwise disposed of by Landlord without notice to Tenant and without any obligation to account for such items.  All work required of Tenant under this Section 17 shall be coordinated with Landlord and be done in a good and workmanlike manner, in accordance with all Laws (defined below), and so as not to damage the Building or unreasonably interfere with other tenants’ use of their premises.  If Tenant fails to perform work under this Section 17, Tenant shall pay all costs incurred by Landlord in performing such work within ten (10) after Landlord’s request thereof.

17.2                           Holding Over.  If a Tenant Party fails to vacate the Premises after the Expiration Date or earlier termination of this Lease, then a Tenant Party’s possession of the Premises shall constitute and be construed as a tenancy at will only, subject, however, to all of the terms, provisions, covenants and agreements on the part of Tenant under this Lease, and such Tenant Party shall be subject to immediate eviction and removal; Tenant or any such Tenant Party covenants and agrees to pay Landlord, in addition to the other Rent due hereunder, if any, as Rent for the period of such holdover a prorated daily Basic Rent equal to (i) during the first thirty-days of holdover the sum of one hundred percent (100%) of the daily Basic Rent plus 100% of the Additional Rent, both payable during the last month of the Term, and (ii) during any day of holdover thereafter, one hundred fifty percent (150%) of the daily Basic Rent plus one hundred percent (100%) Additional Rent, both payable during the last month of the Term.  Tenant’s possession of the Premises after the Expiration Date or earlier termination of this Lease shall immediately constitute an Event of Default under Section 19.5 herein.  The Rent during such holdover period shall be payable to Landlord from time to time on demand; provided, however, if no demand is made during a particular month, holdover rent accruing during such month shall be paid in accordance with the provisions of this Section 17.  Tenant will vacate the Premises and deliver same to Landlord immediately upon Tenant’s receipt of notice from Landlord to so vacate.  No holding over by a Tenant Party (whether with or without the consent of Landlord), and no payments of money by Tenant to Landlord after the end of the Term, shall operate to reinstate, continue or extend the Term, and no extension of this Term shall be valid unless evidenced by a writing signed by both Landlord and Tenant.  No payments of money by Tenant (other than the holdover rent accruing during such holdover period paid in accordance with the provisions of this Section 17) to Landlord after the Expiration Date or earlier termination of this Lease shall constitute full payment of Rent under the terms of this Lease.

18.                                 QUIET ENJOYMENT. Provided Tenant has fully performed its obligations under this Lease, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term, without hindrance from Landlord or any party claiming by, through or under Landlord, but not otherwise, subject, however, to all of the provisions of this Lease and all Laws (defined below), liens, encumbrances and restrictive covenants to which the Land is subject.  Landlord shall not be responsible for the acts or omissions of any other tenant or third party that may interfere with Tenant’s use and enjoyment of the Premises.

19.                                 EVENTS OF DEFAULT. Each of the following events shall constitute an “Event of Default” under this Lease:

19.1                           Monetary Default; Failure to Pay Rent. Tenant fails to pay Rent when due or any payment or reimbursement required under this Lease or under any other lease with Landlord when due, and in either case such failure continues for a period of five (5) days from the date such payment was due; provided however, that Landlord shall give written notice of such default to Tenant with opportunity to cure within a ten (10) day period after the date of such notice, provided Landlord shall not be obligated to furnish Tenant with more than two (2) written notices of default and opportunity to cure each calendar year during the Term of this Lease.

19.2                           Bankruptcy; Insolvency.  The filing of a petition by or against Tenant or any Guarantor of Tenant’s obligations hereunder (1) in any bankruptcy or other insolvency proceeding; (2) seeking any relief under any debtor relief Law; (3) for the appointment of a liquidator, receiver, trustee, custodian, or similar official for all or substantially all of Tenant’s property or for Tenant’s interest in this Lease; or (4) for reorganization or modification of Tenant’s capital structure (however, if any such petition is filed against Tenant, then the filing of such petition shall not constitute an Event of Default, unless it is not dismissed within 45 days after the filing thereof).

19.3                           Intentionally Deleted.

19.4                           Liens; Encumbrances. Tenant fails to discharge any lien placed upon the Premises in violation of Section 23 within ten (10) days after any such lien or encumbrance is filed against the Premises.

19.5                           Non-Monetary Default; Failure to Perform.  Tenant fails to comply with any term, provision or covenant of this Lease (other than those listed in this Section 19), and Tenant does not commence to cure and thereafter diligently prosecute such cure within twenty (20) days after written notice thereof to Tenant.

20.                                 REMEDIES.

20.1                           Upon any Event of Default, Landlord may, in addition to all other rights and remedies afforded Landlord hereunder or by Law, take any of the following actions:

20.1.1                  Terminate the Lease.  Terminate this Lease by giving Tenant written notice thereof, in which event, Tenant shall pay to Landlord the sum of (1) all Rent accrued hereunder through the date of termination, (2) all amounts due under Section 20.2, and (3) an amount equal to (i) the total Rent that Tenant would have been required to pay for the remainder of the Term discounted to present value at a per annum rate equal to the “Prime Rate” as published on the date this Lease is terminated by The Wall Street Journal, Southwest Edition, in its listing of “Money Rates”, minus (ii) the then present fair rental value of the Premises for such period, similarly discounted; or

20.1.2                  Terminate Tenant’s Right of Possession.  Terminate Tenant’s right to possess the Premises without terminating this Lease by giving written notice thereof to Tenant, in which event Tenant shall pay to Landlord (1) all Rent and other amounts accrued hereunder to the date of termination of possession, (2) all amounts due from time to time under Section 20.2, and (3) all Rent and other sums required hereunder to be paid by Tenant during the remainder of the Term, diminished by any net sums thereafter received by Landlord through reletting the Premises during such period.  Landlord shall not be obligated to relet the Premises before leasing other portions of the Building, and Tenant’s obligations hereunder shall not be diminished because of Landlord’s failure to relet the Premises or to collect Rent due for a reletting.  Tenant shall not be entitled to the excess of any consideration obtained by reletting over the Rent due hereunder.  Reentry by Landlord in the Premises shall not affect Tenant’s obligations hereunder for the unexpired Term; rather Landlord may, from time to time, bring action against Tenant to collect amounts due by Tenant, without the necessity of Landlord’s waiting until the expiration of the Term.  Actions to collect amounts due by Tenant to Landlord under this subsection may be brought from time to time on one or more occasions, without the necessity of Landlord waiting until the Expiration Date of this Lease.  Unless Landlord delivers written notice to Tenant expressly stating that it has elected to terminate this Lease, all actions taken by Landlord to exclude or dispossess Tenant of the Premises shall be deemed to be taken under this subsection.  If Landlord elects to proceed under this Section 20.1.2, it may at any time elect to terminate this Lease under Section 20.1.1; or

20.2                           Landlord’s Other Rights and Remedies.  Upon any default or Event of Default, Tenant shall pay to Landlord all costs incurred by Landlord (including court costs and attorneys’ fees and expenses) in (1) obtaining possession of the Premises, (2) removing and storing Tenant’s or any other occupant’s property, (3) repairing, restoring, altering, remodeling, or otherwise putting the Premises into condition acceptable to a new tenant, (4) reletting all or any part of the Premises (including brokerage commissions, cost of tenant finish work, and other costs incidental to such reletting), (5) performing Tenant’s obligations which Tenant failed to perform, and (6) enforcing, or advising Landlord of, its rights, remedies, and recourses.  Landlord’s acceptance of Rent following an Event of Default shall not waive Landlord’s rights regarding such Event of Default.  Landlord’s receipt of Rent with knowledge of any default by Tenant hereunder shall not be a waiver of such default, and no waiver by Landlord of any provision of this Lease shall be deemed to have been made unless set forth in writing and signed by Landlord.  No waiver by Landlord of any violation or breach of any of the terms contained herein shall waive Landlord’s rights regarding any future violation of such term or violation of any other term.  If Landlord repossesses the Premises pursuant to a judgment under the Texas Property Code which entitles Landlord to a writ of forcible entry and detainer or, after Tenant vacates, by self-help, then Landlord shall have the right to (i) keep in place and use or (ii) remove and store, at Tenant’s expense, all of the furniture, trade fixtures, equipment and other personal property in the Premises, including that which is owned by or leased to Tenant at all times before any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon.  Landlord may relinquish possession of all or any portion of such furniture, trade fixtures, equipment and other property to any person (a “Claimant”) who presents to Landlord a copy of any instrument represented by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, trade fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity or legality of the instrument.  Landlord may, as its option and without prejudice to or waiver of any rights it may have, (a) escort Tenant to the Premises to retrieve any personal belongings of Tenant and/or its employees not covered by the Landlord’s statutory lien or the security interest described in Section 27 or (b) obtain a list from Tenant of the personal property of Tenant and/or its employees that is not covered by the Landlord’s statutory lien or the security interest described in Section 27, and make such property available to Tenant and/or Tenant’s employees; however, Tenant first shall pay in cash all costs and estimated expenses to be incurred in connection with the removal of such property and making it available.  The rights of Landlord herein stated are cumulative and in addition to any and all other rights that Landlord has or may hereafter have at law or in equity, and Tenant hereby agrees that the rights herein granted Landlord are commercially reasonable.

21.                                 LANDLORD’S DEFAULT AND LIMITATIONS OF LIABILITY.

21.1.                        DEFAULTS BY LANDLORD.  If Landlord fails to perform any of its obligations hereunder and Landlord does not commence to cure and thereafter diligently prosecute such cure within such twenty (20) days after written notice from Tenant specifying such failure, Tenant’s exclusive and sole remedy shall be an action for damages.

21.2                           LIMITATIONS ON LANDLORD’S LIABILITY.

THE LIABILITY OF LANDLORD TO A TENANT PARTY FOR ANY DEFAULT BY LANDLORD, SHALL BE LIMITED TO ACTUAL AND DIRECT DAMAGES. IN NO EVENT SHALL LANDLORD BE LIABLE TO A TENANT PARTY FOR CONSEQUENTIAL OR SPECIAL DAMAGES BY REASON OF A FAILURE TO PERFORM (OR A DEFAULT) BY LANDLORD HEREUNDER OR OTHERWISE. EXCEPT FOR CLAIMS WHICH MAY BE COVERED BY INSURANCE, IF A TENANT PARTY SHALL RECOVER A MONEY JUDGMENT AGAINST LANDLORD, THE TENANT PARTY AGREES THAT SUCH MONEY JUDGMENT SHALL BE SATISFIED SOLELY BY LANDLORD’S INTEREST IN THE PREMISES AND BUILDING AND THE RENTS, PROFITS OR PROCEEDS THEREOF, AS THE SAME MAY THEN BE ENCUMBERED, AND LANDLORD, ITS AFFILIATES, PARTNERS, OFFICERS, DIRECTORS, SHAREHOLDERS, AND EMPLOYEES SHALL NOT BE LIABLE OTHERWISE FOR ANY OTHER CLAIM ARISING OUT OF OR RELATING TO THIS LEASE.

21.3                           Examination of Lease; No Contract Until Execution by Parties.  Submission by Landlord of this instrument to Tenant for examination or signature does not constitute a reservation of or option for lease. This Lease will be effective as a lease or otherwise only upon execution by both Landlord and Tenant and delivery to the parties. If Tenant is a corporation (including any form of professional association), limited liability company, partnership (general or limited), or other form of organization other than an individual, then each individual executing this Lease on behalf of Tenant hereby covenants, warrants and represents: (1) that such individual is duly authorized to execute and deliver this Lease on behalf of Tenant in accordance with the organizational documents of Tenant; (2) that this Lease is binding upon Tenant; (3) that Tenant is duly organized and legally existing in the state of its organization, and is qualified to do business in the State of Texas; (4) that upon request, Tenant will provide Landlord with true and correct copies of all organizational documents of Tenant, and any amendments thereto; and (5) that the execution and delivery of this Lease by Tenant will not result in any breach of, or constitute a default under, any mortgage, deed of trust, lease, loan, credit agreement, partnership agreement or other contract or instrument to which Tenant is a party or by which Tenant may be bound. If Tenant is a form of organization other than an individual, Tenant will, prior to the Commencement Date, deliver to Landlord written documentation reasonably satisfactory to Landlord evidencing the authority of an authorized representative of Tenant to enter into the Lease and bind Tenant to all of the obligations of Tenant under the Lease.

22.                                 MORTGAGES.

22.1                           Lease Subordinate to Mortgage.  This Lease shall be subordinate to any deed of trust, mortgage or other security instrument (a “Mortgage”), and any ground lease, master lease, or primary lease (a “Primary Lease”) that now or hereafter covers any portion of the Premises (the mortgagee under any Mortgage or the lessor under any Primary Lease is referred to herein as “Landlord’s Mortgagee”), and to increases, renewals, modifications, consolidations, replacements, and extensions thereof. However, any Landlord’s Mortgagee may elect to subordinate its Mortgage or Primary Lease (as the case may be) to this Lease by delivering written notice thereof to Tenant. The provisions of this Section 22 shall be self-operative, and no further instrument shall be required to effect such subordination; however, Tenant shall from time to time within ten (10) days after request therefor, execute any instruments that may be reasonably required by any Landlord’s Mortgagee to evidence the subordination of this Lease to any such Mortgage or Primary Lease, provided such Mortgagee provides Tenant a non-disturbance and attornment agreement in a form reasonably acceptable to Tenant.

22.2                           Attornment.  Tenant shall attorn to any party succeeding to Landlord’s interest in the Premises, whether by purchase, foreclosure, deed in lieu of foreclosure, power of sale, termination of lease, or otherwise, upon such party’s request, and shall execute such agreements confirming such attornment as such party may reasonably request. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving written notice by certified mail, return receipt requested, specifying the default in reasonable detail to any Landlord’s Mortgagee whose address has been given to Tenant, and affording such Landlord’s Mortgagee a reasonable opportunity to perform Landlord’s obligations hereunder.

22.3                           No Landlord’s Mortgagee’s Liability.  Notwithstanding any such attornment or subordination of a Mortgage or Primary Lease to this Lease, the Landlord’s Mortgagee shall not be liable for any acts of any previous landlord, shall not be obligated to install the Initial Improvements, and shall not be bound by any amendment to which it did not consent in writing nor any payment of Rent made more than one month in advance.

23.                                 ENCUMBRANCES.

23.1                           No Liens.  Tenant has no authority, express or implied, to create or place any lien or encumbrance of any kind or nature whatsoever upon, or in any manner to bind Landlord’s property or the interest of Landlord or Tenant in the Premises or to charge the rent for any claim in favor of any person dealing with Tenant, including those who may furnish materials or perform labor for any construction or repairs. Tenant shall timely pay or cause to be paid all sums due for any labor performed or materials furnished in connection with any work performed on the Premises by or at the request of Tenant. Notwithstanding the foregoing, Tenant shall give

Landlord immediate written notice of the placing of any lien or encumbrance against the Premises, Building or Land.

23.2                                                                           Landlord’s Rights.  In the event that Tenant shall not, within ten (10) days following notification to Tenant of the imposition of any such lien, cause the same to be released of record by payment or the posting of a bond in amount, form and substance acceptable to Landlord, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of or defense against the claim giving rise to such lien. Nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any contractor, subcontractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration or repair of or to the Building or the Premises or any part thereof, nor as giving Tenant any right, power or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to the filing of any mechanic’s or other liens against the interest of Landlord in the Building, Land or the Premises. Nothing in this Section 23 modifies an Event of Default under Section 19.4 herein.

24.                                                                                 MISCELLANEOUS.

24.1                                                                           Laws; Affiliate Tenant Party.  Words of any gender used in this Lease shall include any other gender, and words in the singular shall include the plural, unless the context otherwise requires. The captions inserted in this Lease are for convenience only and in no way affect the interpretation of this Lease. The following terms shall have the following meanings: “Laws” shall mean all federal, state, and local laws, zoning ordinances, municipal regulations, rules, and regulations; all court orders, governmental directives, and governmental orders, all Environmental Laws (as defined below), all applicable laws, regulations and building codes governing nondiscrimination accommodations and commercial facilities, and all restrictive covenants affecting the Property, and “Law” shall mean any of the foregoing; “Affiliate” shall mean any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with the party in question; and “Tenant Party” or collectively the “Tenant Parties” shall include Tenant, any assignees claiming by, through, or under Tenant.

24.2                                                                           Joint and Several Liability. If there is more than one Tenant, then the obligations hereunder imposed upon Tenant shall be joint and several, whether or not Tenant’s obligations arise during the Original Term of this Lease, during any renewal or extension, or a holdover term or thereafter. If there is a Guarantor of Tenant’s obligations hereunder, then the obligations hereunder imposed upon Tenant shall be the joint and several obligations of Tenant and such Guarantor, and Landlord need not first proceed against Tenant before proceeding against such Guarantor nor shall any such Guarantor be released from its Guaranty for any reason whatsoever.

24.3                                                                           Landlord’s Assignment; Authority of Tenant. Landlord may transfer and assign, in whole or in part, its rights and obligations in the Building, Land, or Premises that are the subject to this Lease, in which case Landlord shall have no further liability hereunder to the extent that the transferee assumes the responsibility thereafter accruing in a writing, and notice of such transfer and/or assignment in the form of an Assignment & Assumption Agreement is subsequently delivered to Tenant.

Tenant shall furnish to Landlord, promptly upon demand, a corporate resolution, proof of due authorization by partners, or other appropriate documentation evidencing the due authorization of such party to enter into this Lease. Tenant and each person signing this Lease on behalf of Tenant represents to Landlord as follows:  Tenant and its general partners and managing members, if applicable, are each duly organized and legally existing under the laws of the state of its incorporation and are duly qualified to do business in the state where the Building is located. Tenant and its general partners and managing members, if applicable, each have all requisite power and all governmental certificates of authority, licenses, permits, qualifications and other documentation to lease the Premises and to carry on its business as now conducted and as contemplated to conducted. Each person signing on behalf of Tenant is authorized to do so.

24.4                                                                           Force Majeure. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, the party taking the action shall not be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental actions or inactions or laws, regulations, or restrictions, or any other causes of any kind whatsoever which are beyond the control of such acting party; provided, however, in no event shall the foregoing apply to the financial obligations of Tenant under this Lease, including, without limitation, Tenant’s obligation to promptly pay Basic Rent, Additional Rent, reimbursements or any other amount payable to Landlord as well as Tenant’s obligation to maintain insurance hereunder.

24.5                                                                           Certificate of Occupancy; Financial Statements: Estoppel Certificates. Prior to Tenant’s occupancy of the Premises, Tenant shall obtain and deliver to Landlord a Certificate of Occupancy for the Premises from the appropriate governmental authority. Tenant and any Guarantor shall, from time to time, within thirty (30)  days after request of Landlord, deliver to the Landlord or Landlord’s designee, estoppel certificates, in reasonable similarity to the form attached hereto as Exhibit I. stating that this Lease and the Guaranty are in full effect, the date to which Rent has been paid, the unexpired Term and such other factual matters pertaining to this Lease as may be reasonably requested by Landlord. Tenant’s obligation to furnish the above-described items in a timely fashion is a material inducement for Landlord’s execution of this Lease. If Tenant fails to execute any such estoppel certificate within such thirty (30) day period, Tenant’s failure to execute any such estoppel certificate shall immediately constitute an Event of Default under Section 19.5.

24.6                                                                           Communications Equipment. Tenant shall have access to an equitable share of rooftop area and an equitable use of risers, electrical closets and telecommunications areas in common with other tenants and occupants for Tenant’s communications needs at no cost to Tenant during the Lease Term and any renewals or extensions thereto. Further, Landlord shall reasonably designate, at Tenant’s request, a mutually agreed upon area on the first floor where Tenant’s communication lines will enter the Building such that no unauthorized personnel would have access to Tenant’s communication lines and equipment. Any cost to secure Tenant’s communications lines and equipment shall be a cost of Tenant.

24.7                                                                           Entire Agreement. This Lease constitutes the entire agreement of the Landlord and Tenant with respect to the subject matter of this Lease, and contains all of the covenants and agreements of Landlord and Tenant with respect thereto. Landlord and Tenant each acknowledge that no representations, inducements, promises or agreements, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained herein, and any prior agreements, promises, negotiations, or representations not expressly set forth in this Lease are of no effect. This Lease may not be altered, changed or amended except by an instrument in writing signed by both parties hereto.

24.8                                                                           Survival of Tenant’s Indemnities and Obligations. Each indemnity agreement and hold harmless agreement contained herein shall survive the expiration or termination of the Lease. Additionally, all obligations of Tenant hereunder not fully performed by the end of the Term shall survive, including, without limitation, all payment obligations with respect to Taxes and insurance and all obligations concerning the condition and repair of the Premises.

24.9                                                                           Substitution Space. Intentionally Deleted

24.10                                                                     Severability. If any provision of this Lease is illegal, invalid or unenforceable, then the remainder of this Lease shall not be affected thereby.

24.11                                                                     Effective Date. All references in this Lease to “Effective Date” or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Lease.

24.12                                                                     Brokerage Commissions. Landlord and Tenant each warrant to the other that they have not dealt with any broker or agent other than Gaines Bagby of CB/Richard Ellis, representing Landlord, and Jim Graham of Fischer & Company, Inc., representing Tenant, and that they know of no broker or agent who are or might be entitled to a commission in connection with this Lease.  TENANT AND LANDLORD SHALL EACH INDEMNIFY THE OTHER AGAINST ALL COSTS, ATTORNEYS’ FEES, AND OTHER LIABILITIES FOR COMMISSIONS OR OTHER COMPENSATION CLAIMED BY ANY BROKER OR AGENT CLAIMING THE SAME BY, THROUGH, OR UNDER TENANT OR LANDLORD, RESPECTIVELY. A true and correct copy of the Commission Agreement between Landlord and Gaines Bagby of CB/Richard Ellis, representing Landlord, and Jim Graham of Fischer & Company, Inc., representing Tenant, are attached hereto as Exhibits “J1” and “J-2” and incorporated by reference herein for all purposes.

24.13                                                                     Confidentiality. The terms and conditions of this Lease are confidential and Tenant shall not disclose the terms of this Lease to any third party except as may be required by Law or to enforce its rights hereunder.

24.14                                                                     Interest. Tenant shall pay interest on all past due Rent from the date due until paid at the lawful rate of two percent (2%) per annum above the “prime rate” as published in The Wall Street Journal from time to time. In no event, however, shall the charges permitted under this Section 24.14 or elsewhere in this Lease, to the extent they are considered to be interest under applicable Law, exceed the maximum lawful rate of interest.

24.15                                                                     Time. Time is of the essence in this Lease and in each and all of the provisions hereof. Whenever a period of days is specified in this Lease, such period shall refer to calendar days unless otherwise expressly stated in this Lease.

24.16                                                                     Attorneys’ Fees. In the event of the filing of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred in such action (including, without limitation, all costs of appeal) and such amount shall be included in any judgment rendered in such proceeding.

24.17                                                                     Choice of Law and Exclusive Venue. THIS LEASE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT AS SUCH LAWS ARE PREEMPTED BY APPLICABLE FEDERAL LAW, WITHOUT REGARD TO ANY CONFLICT OF LAWS RULE OR PRINCIPLE WHICH MIGHT REFER THE CONSTRUCTION OR ENFORCEMENT OF THIS LEASE TO THE LAWS OF ANOTHER JURISDICTION. JURISDICTION AND VENUE FOR ANY ACTION HEREUNDER SHALL BE EXCLUSIVELY IN AUSTIN, TRAVIS COUNTY, TEXAS EITHER IN TEXAS STATE DISTRICT COURT OR IN FEDERAL DISTRICT COURT, NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION.

25.18                                                                     Waiver of Right to Trial By Jury. TENANT AND LANDLORD EACH: (1) AGREE NOT TO ELECT A TRIAL BY JURY WITH RESPECT TO ANY ISSUE ARISING OUT OF THIS

LEASE OR THE RELATIONSHIP BETWEEN THE PARTIES AS TENANT AND LANDLORD THAT CAN BE TRIED BY A JURY; AND (2) WAIVE ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO SUCH ISSUE TO THE EXTENT THAT ANY SUCH RIGHT EXISTS NOW OR IN THE FUTURE. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN BY EACH PARTY, KNOWINGLY AND VOLUNTARILY WITH THE BENEFIT OF COMPETENT LEGAL COUNSEL.

24.19                                                                     Waiver of Right to File Tax Protest. WITH RESPECT TO THE BUILDING OR ANY PORTION THEREOF, TENANT HEREBY WAIVES ALL RIGHTS UNDER SECTIONS 41.413 AND 42.015 OF THE TEXAS TAX CODE OR ANY SIMILAR OR CORRESPONDING LAW: (1) TO PROTEST A DETERMINATION OF APPRAISED VALUE OR TO APPEAL AN ORDER DETERMINING A PROTEST AND (2) TO RECEIVE NOTICES OF REAPPRAISALS.

25.                                                                                 NOTICES.  Each provision of this instrument or of any applicable Laws and other requirements with reference to the sending, mailing or delivering of notice or the making of any payment hereunder shall be deemed to be complied with, when and if, the following steps are taken:

25.1                                                                           Rent Payments to Landlord. All Rent shall be payable to Landlord at the address for Landlord set forth below or at such other address as Landlord may specify from time to time by written notice delivered in accordance herewith. Tenant’s obligation to pay Rent shall not be deemed satisfied until such Rent has been actually received by Landlord.

25.2                                                                           Payments to Tenant. All payments required to be made by Landlord to Tenant hereunder shall be payable to Tenant at the address set forth below, or at such other address within the continental United States as Tenant may specify from time to time by written notice delivered in accordance herewith.

25.3                                                                           Written Notices. Any written notice or document required or permitted to be delivered hereunder shall be deemed to be delivered upon the earlier to occur of (1) tender of delivery (in the case of a hand-delivered notice), (2) deposit in the United States Mail, postage prepaid, Certified Mail, or (3) receipt by facsimile transmission followed by a confirmatory letter, in each case, addressed to the parties hereto at the respective addresses set out below, or at such other address as they have theretofore specified by written notice delivered in accordance herewith. If Landlord has attempted to deliver notice to Tenant at Tenant’s address reflected on Landlord’s books but such notice was returned or acceptance thereof was refused, then Landlord may post such notice in or on the Premises, which notice shall be deemed delivered to Tenant upon the posting thereof.

25.4                                                                           Multiplicity. If and when included within the term “Tenant,” as used in this instrument, there is more than one person, firm or corporation, all shall jointly arrange among themselves for their joint execution of a notice specifying an individual at a specific address within the continental United States for the receipt of notices and payments to Tenant. All parties included within the terms “Landlord” and “Tenant,” respectively, shall be bound by notices given in accordance with the provisions of Section 25 to the same effect as if each had received such notice.

26.                                                                                 CERTAIN RIGHTS RESERVED BY LANDLORD. Provided that the exercise of such rights does not unreasonably interfere with Tenant’s use or occupancy of the Premises, Landlord shall have the following rights:

26.1                                                                           to decorate and to make inspections, repairs, alterations, additions, changes or improvements, whether structural or otherwise, in and about the Building, or any part thereof; for such purposes, to enter upon the Premises for such purposes, and upon reasonable prior notice to Tenant except in the case of emergencies, and during the continuance of any such work, to temporarily close doors, entryways, public space, and corridors in the Building; to interrupt or temporarily suspend Building services and facilities; and to change the arrangement and location of entrances or passageways, doors, and doorways, corridors, elevators, stairs, restrooms, or other public parts of the Building; and/or

26.2                                                                           to change the name by which the Building is designated.

Tenant agrees that Landlord in exercising its rights listed above will do so without having committed an actual or constructive eviction of Tenant or breach of implied warranty of suitability and without an abatement of Rent, provided that Landlord takes reasonable efforts to minimize disruption of Tenant or interference with Tenant and that access to the Premises remains substantially the same.

27.                                                                                 Intentionally deleted.

28.                                                                                 TENANT’S ACKNOWLEDGEMENTS.  TENANT ACKNOWLEDGES THAT (1) IT HAS INSPECTED AND ACCEPTS THE PREMISES IN AN “AS IS, WHERE IS” CONDITION SUBJECT ONLY TO LATENT DEFECT AND LANDLORD’S OBLIGATION TO PROVIDE THE BUILDING SYSTEMS IN GOOD WORKING ORDER, (2) THE BUILDINGS AND IMPROVEMENTS COMPRISING THE SAME ARE SUITABLE FOR THE PURPOSE FOR WHICH THE PREMISES ARE LEASED AND LANDLORD HAS MADE NO WARRANTY, REPESENTATION, COVENANT, OR AGREEMENT WITH RESPECT TO THE MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE OF THE PREMISES, (3) THE PREMISES ARE IN GOOD AND SATISFACTORY CONDITION, (4) NO REPRESENTATIONS AS TO THE REPAIR OF THE PREMISES, NOR PROMISES (EXPRESS OR IMPLIED) TO ALTER, REMODEL, OR IMPROVE THE BUILDING OR PREMISES OR ANY OTHER PART OF THE LAND HAVE BEEN MADE BY LANDLORD (UNLESS AND EXCEPT AS MAY BE SET

FORTH IN EXHIBIT B ATTACHED HERETO THIS LEASE), (5) THERE ARE NO REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, THAT EXTEND BEYOND THE DESCRIPTION OF THE PREMISES, AND (6) NO RIGHTS, EASEMENTS OR LICENSES ARE ACQUIRED BY TENANT BY IMPLICATION OR OTHERWISE, EXCEPT AS EXPRESSLY SET FORTH IN THIS LEASE.

[Remainder of Page Intentionally Left Blank]

Executed by Tenant on this 22 day of June, 2003.

TENANT:

MARSH USA INC., A TEXAS CORPORATION

Name:	/s/ Stephen R. Skeeter
Printed Name:	Mr. Stephen R. Skeeter
Title:	Managing Director

Address:	1000 Louisiana Street, Suite 4000
Houston, TX 77002-5008
Phone Number:	(713) 654-0471
Fax Number:

Executed by Landlord on this 24 day of June, 2003, (the “Execution Date”).

LANDLORD:

BANK ONE CORPORATION
a Delaware corporation

Name:
/s/ Roy C. Keller
Printed Name:	Roy C. Keller
Title:	Senior Vice President

Name:

Printed Name:
Title:	1 Bank One Plaza
Suite IL 1-0522
Address: c/o:	Chicago, Illinois 60670

Phone Number:	312-336-3050
Fax Number:	312-732-2044

RIDER ONE

Additional Provisions

29.           THIS RIDER CONTROLS. The provisions set forth in this Rider control to the extent they conflict with any provision or provisions set forth in the body of this Lease Agreement.

30.           RENEWAL OPTIONS. Provided that all of the following have not occurred: (1) Tenant is not in default of any of the terms, covenants and conditions hereof, (2) Tenant’s right to possession of the Premises has not been terminated, then Tenant shall of the right and option to extend the Original Term of this Lease (the “Renewal Option”) for two (2) further sixty (60) month renewal terms (each renewal term, if more than one, hereinafter the “Renewal Term”). Such extension of the Original Term shall be on the same terms, covenants and conditions as provided for in the Original Term, except as follows:

30.1         First Renewal Option.    The Base Rent for the first renewal option (the “First Renewal Option”) shall be at $17.00 per rentable square foot (i.e. $ 83,796.67 per month). Tenant shall deliver written notice to Landlord of Tenant’s intent to exercise the First Renewal Option granted herein (the “First Renewal Notice”) no less than nine (9) months prior to the expiration of the Original Term of this Lease. Upon Landlord’s receipt of the First Renewal Notice, Landlord shall lease to Tenant the Premises for an extended renewal term (the “First Renewal Term”) of sixty (60) months in the then-current “AS IS WHERE IS” with all faults condition, and Landlord shall not provide to Tenant any allowances or other tenant inducements in association with the First Renewal Term. All Expense Stops during the First Renewal Term shall remain those amounts as defined in Section 2.3 of the Lease.

30.2         Second Renewal Option    The Base Rent for the second renewal option (the “Second Renewal Option”) shall be at the lower of the Fair Market Rate (as defined below in Section 30.3 and adjusted to reflect the limitation on Tenant’s inducements set forth below) or the “gross” rental equivalent of a $20.00 per rentable square foot NNN rate. Tenant shall deliver written notice to Landlord of Tenant’s intent to exercise the Second Renewal Option granted herein (the “Second Renewal Notice”) not more than twelve (12) months nor less than nine (9) months prior to the expiration of the First Renewal Term. If Landlord and Tenant mutually agree in writing upon the base rent for the Second Renewal Term, then Landlord shall lease to Tenant the Premises for an extended renewal term (the “Second Renewal Term”) of sixty (60) months in the then-current “AS IS WHERE IS” with all faults condition, and Landlord shall not provide to Tenant any allowances or other tenant inducements in association with the Second Renewal Term, except for a renewal improvement allowance in the amount of $ 5.00 per rentable square foot of Premises (the “Second Renewal Allowance”) which shall be paid by Landlord to Tenant following commencement of the Second Renewal Term and within thirty (30) days following written request by Tenant for reimbursement of actual expenses incurred in the improvement of the Premises during the Second Renewal Term, accompanied by associated invoices or backup which document such expenditures. During said Second Renewal Term, the Expenses Stops shall be reset to those actual expenses incurred by Landlord in calendar year 2013, subject to a ninety-five (95%) gross-up for occupancy for those expenses that vary with occupancy. Within fifteen (15) days following receipt by Landlord of the Second Renewal Notice, Landlord shall deliver written notice to Tenant (the “Rent Notice”) of Landlord’s determination of the Fair Market Rate for the Premises applicable to the Second Renewal Term (“Landlord’s Determination”). Tenant shall deliver written notice to Landlord (“Tenant’s Notice”), within fifteen (15) days after Tenant’s receipt of the Rent Notice, whether Tenant accepts or disputes Landlord’s Determination, and if Tenant disputes Landlord’s Determination, Tenant’s Notice shall set forth Tenant’s determination of the Fair Market Rate applicable to the Second Renewal Term in question (“Tenant’s Determination”). Landlord’s Determination and Tenant’s Determination are each hereinafter referred to as a “Determination” and are collectively hereinafter referred to as the “Determinations”. Alternatively, Tenant shall have the right, within fifteen (15) days following receipt of Landlord’s Determination, to rescind Tenant’s Second Renewal Notice by written notice to Landlord, in which event the provisions of this Section 30.2 shall be of no further force and effect and this Lease shall automatically terminate and expire as otherwise set forth in this Lease. If Tenant fails to give Tenant’s Notice or to rescind Tenant’s Second Renewal Notice within such fifteen (15) day period, then Tenant shall be deemed to have accepted Landlord’s Determination. If Tenant disputes Landlord’s Determination, Landlord and Tenant shall again endeavor to agree upon the Fair Market Rate applicable to the Second Renewal Term for an additional period of ten (10) days (the “Negotiation Period”). If the parties cannot agree within such Negotiation Period, the Fair Market Rate shall be determined by the appraisal process as set forth below in Section 30.5.

30.3         Determination of Fair Market Rent.   As used herein, the “Fair Market Rate” shall be the rate that is charged to tenants for space in the Building or in comparable buildings within the Northwest submarket of Austin, Texas, for space of comparable size, location and condition. The Fair Market Rate should take into consideration the following factors: location, age and quality of the building, floor level(s) within a particular building, common area load factors, quantity of parking and charges related to the use thereof, tenant finish allowances, space planning allowances, refurbishment allowances, parking concessions and other concession or inducements being provided to tenants by landlords, expense stops, other rental adjustments, the credit standing of the tenant, lease term, tenant signage rights, exclusive use provisions, and any other economic or qualitative term that would be relevant in making a determination of the Fair Market Rate.

30.4         Failure to Deliver Notice.   In the event Tenant fails to deliver the First Renewal Notice or Second Renewal Notice, as the case may be, within the time periods set forth above, time being of the essence with respect to Tenant’s exercise thereof, Tenant’s right to extend the term hereof shall automatically terminate, be null and void, and be of no further force and effect.

30.5         Failure to Agree upon the Fair Market Rate. In the event the Fair Market Rate for the Second Renewal Term is to be determined by appraisal as prescribed by Section 30.2 above, said appraisal shall be conducted in accordance with the following procedures:

30.5.1      Within twenty (20) days following the conclusion of the Negotiation Period, Landlord and Tenant shall each select a real estate appraiser, who shall be a member of the American Institute of Real Estate Appraisers, and who shall have at least five (5) years appraisal experience with respect to commercial office rental properties in Austin, Texas. If one of the parties hereto fails to appoint an appraiser within the time period prescribed, then the single appraiser appointed shall be the sole appraiser and shall determine the Fair Market Rate at issue. If two appraisers are appointed, they shall have thirty (30) days from the date the second appraiser is appointed (the “30-Day Appraisal Period”)  within which to make independent determinations of the Fair Market Rate at issue, taking into consideration the Determinations provided by Landlord and Tenant. The appraiser(s) shall be advised that the determination of the Fair Market Rate at issue shall be governed by the definitions of same set forth in Section 30.3 of this Lease and the requirement that each appraiser independently determine the Fair Market Rate (“Appraiser’s Determination”). On or before to the conclusion of the 30-Day Appraisal Period, the appraisers shall together arrange a face-to-face meeting in Austin, Texas where by each appraiser will simultaneously exchange with the other a signed original letter which outlines each appraiser’s respective Appraiser’s Determination. In the event the higher of the two Appraiser’s Determination is no more than five percent (5.0%) higher than the other, then the Fair Market Rate shall be thereafter concluded to be a simple average of the two Appraiser’s Determination, in which case this determination shall be conclusive binding upon both Landlord and Tenant.

30.5.2      If the two appraisers appointed by the parties are not within five percent (5%) as described above, then said appraisers shall, within ten (10) days after the expiration of the 30-day Appraisal Period, select a third appraiser (the “Third Appraiser”). The Third Appraiser must meet the qualifications set forth in subparagraph (1) above, and shall be a person who has not previously acted in any capacity for either Landlord or Tenant.

30.5.3      The Third Appraiser shall subscribe to fairly and impartially choose the Appraiser’s Determination, which more accurately reflects the Fair Market Rate, in accordance herewith. The third Appraiser shall conduct such hearings, as he/she deems appropriate (or such hearings as either Landlord or Tenant shall reasonably request). Within fifteen (15) days after the Third Appraiser has been appointed, the Third Appraiser shall select the Appraiser’s Determination, which, in his/her opinion, more accurately reflects the Fair Market Rate, and shall notify Landlord, Tenant and each of the initial appraisers of such selection in writing. With respect to Tenant’s Second Renewal Option, the Fair Market Rate set forth in the final Appraiser’s Determination selected by the Third Appraiser shall be the Final Determination of such amounts, which Final Determination shall be conclusive and binding upon both Landlord and Tenant.

30.5.4      Except as otherwise provided in the Lease, each party hereto shall pay the fees and expenses of the appraiser selected by such party, and the fees and expenses of the Third Appraiser shall be borne equally by Landlord and Tenant.

31.           RIGHT OF FIRST REFUSAL. Provided that all of the following have not occurred: (1) Tenant is not in default of any of the terms, covenants and conditions hereof, and (2) Tenant’s right to possession of the Premises has not been terminated, Landlord hereby grants to Tenant during the Original Term a Right of First Refusal (the “ROFR”) to lease then available lease space on the second floor of the Building totaling a maximum of 15,000 SF of contiguous area. If Landlord shall accept, subject to Tenant’s ROFR, a bona-fide offer (the “Bona-fide Offer”) to lease all or a portion of the second floor of the Building, Landlord shall provide Tenant written notice (the “Refusal Notice”) of the terms and conditions outlined in the Bona-fide Offer, specifically the size of the proposed lease space, demising plan, the location of the lease space within the Building (i.e. the “Refusal Space”), as well as the lease term, base rent, expense stops, and tenant improvement allowance. Upon receipt of the Refusal Notice from Landlord, Tenant shall have fifteen (15) business days to deliver written notice (the “Acceptance Notice”) to Landlord of Tenant’s intention to exercise this ROFR with respect to the space described in the Refusal Notice. In the event Tenant fails to provide notice in regards to this ROFR or does not execute this ROFR, Tenant’s rights shall not lapse, but shall instead become subordinate to any lease rights granted to the new tenant for the Refusal Space, provided such rights are not in direct conflict with the rights previously granted to Tenant in the Lease (i.e. Landlord shall not grant superior rights of first refusal to the new tenant that nullify Tenant’s ROFR), and Landlord shall be free to lease the Refusal Space to a tenant prospect on terms in reasonable similarity to those outlined in the Refusal Notice.

31.1         ROFR During First 30 Months.  If Tenant exercises its ROFR during the first thirty (30) months of the Original Term, then Tenant shall lease from Landlord the Refusal Space on the same terms and conditions as provided in the Lease, specifically including, but not limited to: (i) the Lease Term for the Refusal Space, which shall be coterminous with the Lease and shall end upon the Expiration Date, (ii) the Base Rent, which shall be at $17.00 per rentable square foot, and (iii) the Expense Stops which shall remain as those defined in Section 2.3 of the Lease and (iv) the Tenant Improvement Allowance shall be pro rated for the remaining lease term. Tenant shall lease the Refusal Space in the then-current “AS IS WHERE IS” with all faults condition, except that all Building systems shall be in good working order and condition and the construction of a demising wall, at Landlord’s expense, to separate the Refusal Space from adjacent leasable space and/or common areas.

31.2         ROFR During Last 30 Months. If Tenant exercises its ROFR during the last thirty (30) months of the Original Term, then Tenant shall lease from Landlord the Refusal Space on those same terms and conditions which match, fully and completely, those terms as described in the Bona-fide Offer. Tenant shall lease the Refusal space in the then-current “AS IS WHERE IS” with all faults condition, and Landlord shall not provide to Tenant any allowances or other tenant inducements in association with the ROFR, other than those allowances or tenant inducements described in the Bona-fide Offer.

31.3         Relocation of Tenant’s ROFR. In the event the Bona-fide Offer for lease space is in excess of fifteen thousand (15,000) rentable square feet, Landlord shall have the right to fully and entirely transfer Tenant’s ROFR from the second floor of the Building to the first floor of the Building. In the event Landlord elects to transfer Tenant’s ROFR to the first floor of the Building, Landlord will provide Tenant written notice to that effect and upon Tenant’s receipt of such notice, Tenant’s ROFR shall thereafter though the remainder of the Lease Term, apply only to the first floor of the Building.

31.4         Irrevocable Notice. In the event Tenant provides Landlord with Acceptance Notice to exercises its ROFR, such written notice shall be binding upon Tenant without the need of further documentation, and shall be irrevocable unless Landlord may agree in writing to release Tenant from the lease obligation created by the Acceptance Notice. In the event Landlord may agree to release Tenant from its Acceptance Notice, such release shall be on the express condition that Tenant thereafter waive its ROFR for the remainder of the Lease Term

31.5         Commencement and Ratification of Lease. The Commencement Date for the Refusal Space shall be: (i) in the case of a ROFR execution under Section 31.2, sixty (60) days (ninety days if the Refusal Space has not previously been built out for office use) following Landlord’s completion of the demising wall separating the space and written notice to Tenant, and (ii) in the case of a ROFR execution under Section 31.3, five (5) days following written notice from Landlord that the Refusal Space has met substantial completion in regards to the improvements to the Refusal space, if any, in accordance with the plans and specifications approved by Landlord, but in no instance more than (60) days following Landlord’s receipt of the Acceptance Notice.

32.           DELIVERY OF PREMISES AND TEMPORARY SPACE

32.1         Delivery of Premises. Landlord shall deliver early possession of the Premises to Tenant no later than the execution date of this Lease. Every day beyond the execution date of the Lease that Tenant is not allowed possession of the Premises shall constitute a day of Landlord Delay. Upon Landlord delivery of possession, Tenant shall have sixty (60) days exclusive possession for purposes of constructing the Initial Improvements, installation of furniture and voice/data cabling, networking, and staging prior to the Commencement Date, subject only to the rights of Landlord’s contractors to freely access the Premises for the purpose of constructing demising walls to separate the Premises from the Building Common Areas. If Tenant completes the Initial Improvements (as defined later in Exhibit B) prior to the Commencement Date, then Tenant shall be entitled to early occupancy of the applicable space for purposes of conducting its business operations for up to fourteen (14) days prior to such Commencement Date (the “Early Occupancy Period”). Tenant shall not be required to pay any Base Rent during such Early Occupancy Period, except for its pro-rata share of actual Operating Expenses, for which Landlord shall invoice Tenant within thirty-days following the Commencement Date. Provided Tenant is not conducting business operations within the Premises, Tenant shall have no responsibility to pay its pro-rata share of the actual Operating Expenses from the date Landlord delivers possession of the Premises to Tenant and the Commencement Date.

32.2         Temporary Office Space. Simultaneous with the execution of this Lease, Tenant may occupy the space shown on Exhibit K hereto, rent free, including furniture and phone service, for a maximum of twenty (20) employees until the Commencement Date of this Lease, at which time Tenant shall promptly surrender possession of the office area described in the Temporary Lease and return such space in the condition that it was first provided to Tenant.

33.           TENANT SIGNAGE.

33.1         Monument Signage. Landlord, at its cost and expense, and subject to all regulatory approvals and entitlements, will design, permit and construct a new monument sign visible from Braker Lane (the “Braker Monument”), and upon completion of such construction, Landlord shall grant Tenant, during the Lease Term, preferential placement of Tenant’s corporate identity upon the Braker Monument, subject to sign criteria as determined by Landlord in its sole discretion. Furthermore, in the event Landlord constructs a second monument sign near the front entrance to the Building (the “Entrance Monument”), then upon completion of such construction, Landlord shall grant Tenant, during the Lease Term preferential placement of Tenant’s corporate identity upon the Entrance Monument, subject to sign criteria as determined by Landlord in its sole discretion. Tenant shall bear the full cost to manufacture, and install Tenant’s corporate identity from the Braker Monument and Entrance Monument, as well as the cost to remove and repair any damage thereto at the expiration of the Lease.

33.2         Building Signage. Landlord has granted no rights to Tenant for the installation of signage upon the Building exterior. However, in the event Landlord, in its sole discretion, grants building signage to a tenant, Tenant shall have equivalent rights to such similar Building Signage, in common with such other tenant(s). In no instance shall Landlord grant building signage to more than one (1) tenant, in addition to Tenant, without the written consent of Tenant. In the event building signage is granted to a tenant, Landlord will develop and implement a standard sign criteria to ensure consistency of the building signage and to preserve the quality of the Building.

34.           EXCLUSIVE USE.  Landlord agrees that during the Original Term and any Renewal Term, it will not lease space in the Building to other entities in the risk and insurance services industry.

35.           GUARANTY.  Attached hereto as Exhibit H.

EXHIBIT A

[Legal Description]

Lot 1, Block “A”, STONELAKE OFFICE PARK, a subdivision recorded in Volume 99, Page 190-191 of the Plat Records of Travis County, Texas.

LANDLORD CONSENT TO SUBLEASE

THIS LANDLORD CONSENT TO SUBLEASE (this “Agreement”) is dated to be effective December 30, 2009, and is by and between Landlord, Tenant and Subtenant, as those terms are defined hereinbelow, in connection with that certain Commercial Office Lease Agreement dated June 16, 2003 by and between Bank One Corporation, predecessor-in-interest to Principal Life Insurance Company, an Iowa corporation (“Landlord”) and Marsh USA Inc., a Texas corporation (“Tenant”), as amended by that certain First Amendment dated April 28, 2004, and as further amended by that certain Second Amendment dated May 31, 2007 (hereinafter collectively referred to as the “Lease”) for certain premises located at 10900 Stonelake Boulevard, Austin, Texas 78759 (the “Building”), which premises are more particularly described in the Lease (the “Premises”).

RECITALS

A.            Tenant desires to sublease a portion of the Premises (“Sublease Premises”) to LegalZoom.com, Inc. (“Subtenant”). The Sublease Premises are more particularly described in the Sublease.

B.            Landlord, subject to the provisions herein contained, has agreed to consent to the sublease of the Sublease Premises to Subtenant pursuant to the terms and conditions of that certain Sublease dated as of December 7, 2009 (“Sublease”), a copy of which is attached hereto as Exhibit A.

NOW, THEREFORE, in consideration of the mutual covenants set forth below, the parties agree as follows:

1.             Landlord’s Consent. Landlord hereby consents to the sublease of Sublease Premises from Tenant to Subtenant upon the following terms and conditions:

(a)           LANDLORD SHALL NOT BE BOUND BY ANY TERM OR CONDITION OF THE SUBLEASE. Landlord shall only be bound by the terms and conditions of the Lease.  Landlord shall owe to Tenant only those duties specified in the Lease. Nothing contained in this Agreement or the Sublease shall be deemed to amend or alter any term, condition or obligation of the Lease, including, without limitation, Tenant’s obligation to receive Landlord’s written consent prior to allowing any alteration to the Premises.

(b)           Tenant shall remain liable for the performance of all of the terms, conditions and provisions of the Lease, including, without limitation, prompt payment of all base rent, additional rent, Tenant’s share of operating expenses and taxes, and other amounts accruing under the Lease.

(c)           If so directed by Landlord, Subtenant shall pay directly to Landlord any and all amounts due to Tenant under the Sublease. Nothing contained herein shall make Landlord responsible for the collection of any amounts due under the Sublease from Subtenant or any other person or entity. Landlord shall credit any and all amounts actually received from Subtenant against amounts which Tenant owes or shall owe to Landlord and Tenant shall credit any and all amounts actually received by Landlord from Subtenant against amounts which Subtenant owes or shall owe to Tenant.

(d)           Subtenant acknowledges that any and all option rights to Tenant contained in the Lease (if any) including, without limitation, any rights or options regarding renewal, extension, refusal, offer or expansion, have not been transferred to Subtenant pursuant to the Sublease and nothing contained in the Sublease or this Agreement shall be construed otherwise.

(e)           Landlord and Tenant may enter into any amendment, assignment, modification, termination or extension of the Lease as it pertains to the Premises, so far as the same shall relate solely to the subject matter of the Lease as it pertains to the Premises, with the consent of Subtenant, which shall not be unreasonably withheld or delayed.

(f)            Under no circumstances shall the Sublease merge with the Lease. The Sublease and Lease shall each survive and remain separate and distinct agreements.

(g)           Tenant shall pay to Landlord 50% of all excess rent, as more fully set forth in Section 15.5 of the Lease.

2.             Indemnification and Hold Harmless.   In addition and without limitation to any term or condition of the Lease regarding indemnification, holding harmless or waiver, Tenant and Subtenant hereby indemnify and hold harmless Landlord from and against all liabilities, obligations and costs for brokerage fees incurred with respect to the Sublease.

3.             Effective Date.    Landlord’s consent and this Agreement shall not be effective until the date upon which satisfaction of the following conditions have been fully satisfied:

(a)           Attachment of all Exhibits to this Agreement;

(b)           Complete and full execution of this Agreement by Landlord, Tenant and Subtenant;

(c)           Payment of Landlord’s sublease consent costs, which the parties agree to be $500.00; and

(d)           Subtenant supplying to Landlord a certificate of insurance that satisfies all insurance requirements of Landlord.

4.             Miscellaneous.

(a)           This Agreement and the provisions hereof shall be binding on and inure to the benefit of the parties hereto and their successors, except as otherwise provided for in the Lease.

2

(b)           Neither the Tenant nor the Subtenant shall record this Agreement.

(c)           If any party commences an action against any of the parties arising out of or in connection with this Agreement, the prevailing party or parties shall be entitled to recover from the losing party or parties reasonable attorneys’ fees and costs of such suit.

(d)           In the event of any conflict between this Agreement and the Sublease, the terms and conditions of this Agreement shall control.

[Remainder of Page Intentionally Left Blank]

3

IN WITNESS WHEREOF, this Agreement is dated effective as of the date and year first above written.

LANDLORD:

PRINCIPAL LIFE INSURANCE COMPANY, an Iowa corporation for its Principal U.S. Property Separate Account, f/k/a Principal Life Insurance Company, an Iowa corporation, for its Real Estate Separate Account

By: PRINCIPAL REAL ESTATE INVESTORS, LLC, a Delaware limited liability company, its authorized signatory

By:	/s/ Joe Wanninger
	Name:	Joe Wanninger	DEC 30 2009
	Title:	Investment Director
Asset Management

By:
Name:
Title:

TENANT:

MARSH USA, Inc.,
a Texas corporation

By:	/s/ Randy Dillon
	Name:	Randy Dillon
	Title:	Managing Director

By:
Name:
Title:

SUBTENANT:

LEGALZOOM.COM, INC.,
a Delaware corporation

By:	/s/ Frank Monestere
	Name:	Frank Monestere
	Title:	President & COO

4

MEMORANDUM OF SUBLEASE

This Memorandum of Lease (“Memorandum”), dated to be effective as of January 21, 2010, is entered into by and between Marsh USA, Inc., a Texas corporation (“Sublandlord”), and Legalzoom.com, Inc., a Delaware corporation (“Subtenant”).

1.             Grant of Lease; Term.

Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, those certain premises more particularly described on Exhibit A attached hereto and incorporated herein for a term commencing February 5, 2010 (the “Commencement Date”) and will continue until August 30, 2013 unless earlier cancelled or terminated subject to the terms, provisions and conditions of that certain Sublease (“Sublease”) between the parties hereto dated December 7, 2009.  The provisions of the Sublease are incorporated herein by this reference.

2.             Purpose.    This Memorandum is prepared for the purpose of establishing the Commencement Date, and it in no way modifies the provisions of the Sublease. In the event of any inconsistency between the provisions of this Memorandum and the Sublease, the provisions of the Sublease shall prevail.

3.             No Recording.      This Memorandum may not be recorded.

EXECUTED as of the 21 day of January, 2010.

SUBLANDLORD:

MARSH USA INC.,
a Texas corporation

By:	/s/ Randy Dillon
Name:	Randy Dillon
Title:	Managing Director

SUBTENANT:

LEGALZOOM.COM, INC.,
A Delaware corporation

By:	/s/ Frank Monestere
Name:	Frank Monestere
Title:	President

FIRST AMENDMENT TO SUBLEASE AGREEMENT

This First Amendment (this “Amendment”) to that certain Sublease Agreement by and between MARSH USA INC., a Texas corporation (“Sublandlord”) and LEGALZOOM.COM, INC., a Delaware corporation (“Subtenant”) dated December 7, 2009 concerning certain premises located at 10900 Stonelake Boulevard, Austin, Texas 78759 (“Sublease Agreement”) is made and entered into as of March 8, 2010. All capitalized terms not defined herein shall have the same meaning respectively assigned to them under the Sublease Agreement.

RECITALS

A.            On December 7, 2009, Sublandlord and Subtenant entered into the Sublease Agreement.

B.            The parties wish to amend the Sublease Agreement to correct a typographical error in the monthly rental amount payable by Subtenant to Sublandlord.

NOW, THEREFORE, the parties hereby agree as follows:

1.             The first parenthetical phrase in the first sentence of Section 3 of the Sublease Agreement is hereby deleted and replaced in its entirety with the following:

“($37,230.00 monthly based on $18.00 per rentable square foot per annum)”

2.             Except as otherwise provided herein, all other terms and conditions of the Sublease will remain in full force and effect.

[Signature Page to Follow.]

IN WITNESS WHEREOF, Sublandlord and Subtenant have caused this Sublease to be executed and delivered the date first above written.

“Sublandlord”

MARSH USA INC.

By:	/s/ Randy Dillon
	Name:	Randy Dillon
	Title:	Managing Director

“Subtenant”

LEGALZOOM.COM, INC.

By:	/s/ Frank Monestere
	Name:	Frank Monestere
	Title:	President and Chief Operating Officer

SECOND AMENDMENT TO SUBLEASE

THIS SECOND AMENDMENT (this “Second Amendment”) dated as of the 28th day of July, 2011, by and between MARSH USA INC., a Texas corporation with a usual place of business at 10900 Stonelake Boulevard, Suite 200, Austin, Texas 78759 (“Sublandlord”) and LEGALZOOM.COM, INC., a Delaware corporation with a usual place of business at 101 N. Brand, 11th Floor, Glendale, California 91203 (“Subtenant”).

W I T N E S S E T H:

WHEREAS, by Sublease Agreement dated as of December 7, 2009 and amended by that certain First Amendment to Sublease Agreement dated as of March 8, 2010 (as amended, the “Sublease”), Sublandlord subleased to Subtenant approximately 24,820 rentable square feet on the 3rd floor of the office building located at 10900 Stonelake Boulevard, Austin, Texas 78759 (“Subleased Premises”); and

WHEREAS, the parties wish to further amend the Sublease to expand the Subleased Premises.

NOW, THEREFORE, for and in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.             Unless specifically stated herein, all capitalized terms not defined herein shall have the same meaning assigned to them in the Sublease which in turn incorporates defined terms from the Overlease.

2.             The Sublandlord hereby subleases to Subtenant approximately 33,800 square feet, known as Suite 350, which is the balance of the 3rd floor in the Building (the “Expansion Premises”) which is a portion of the Leased Premises demised to Sublandlord under the initial Overlease. The term of Subtenant’s lease of the Expansion Premises commencing the later of September 1, 2011 or the date of Overlandlord’s consent hereto and ending of the Expiration Date.

3.             Subtenant shall pay to Sublandlord as Basic Rent for the Expansion Premises $25,000.00 per annum ($20,833.33 per month) beginning on October 1, 2011 until the Expiration Date and shall pay all other charges (such as after-hour HVAC), if actually requested and used by Subtenant within 30 days after Subtenant’s receipt of an invoice therefor.

4.             As to the Expansion Premises only, there will be no pass-through of Operating Expenses, Real Property Taxes, Utilities or Common Area Expenses.

5.             Subtenant’s Security Deposit under the Sublease was $148,920.00 and Subtenant is entitled to have (a) a partial refund of the Security Deposit in the amount of $74,460.00 (“Refund Amount”) and (b) the Security Deposit amount reduced to $74,460.00. The Security Deposit as so reduced shall be increased by $63,000.00 on the occasion of this Second Amendment (“Second Amendment Deposit Amount”) with the result that: (i) Sublandlord shall

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apply $63,000.00 of the Refund Amount to serve as the Second Amendment Deposit Amount and (ii) the Sublandlord’s partial refund of the original Security Deposit will be reduced to $11,460.00 which Sublandlord will pay to Subtenant within ten calendar (10) days after Overlandlord’s consent to this Second Amendment. If Subtenant has not defaulted hereunder beyond any applicable grace or cure periods before September 30, 2012, Sublandlord will refund $20,000 of the Security Deposit to the Subtenant. As of the Expansion Premises only, there will be no pass-through of Operating Expenses, Real Property Taxes, Utilities or Common Area Expenses.

6.             The following changes are made of the Sublease.

(a)           Section 13 of the Sublease is amended to change the addresses for notices to the Subtenant to:

Subtenant:	LegalZoom,com, Inc.
Attn: General Counsel
101 N. Brand Blvd., 11th Floor
Glendale, CA 91203

With a copy to:	LegalZoom.com, Inc.
Attn: Mike Wilson, Vice President of Operations
10900 Stonelake Blvd., Ste. 320
Austin, TX 78759

(b)           Subtenant’s parking allowance under Section 15 of the Sublease is increased by 85 parking spaces which will only be available on a first come, first served basis.

(c)           Section 18 of the Sublease is amended to add to Exhibit C thereto the furniture, fixtures and equipment in the Expansion Premises listed in Exhibit A hereto.

(d)           Referring to Section 22 of the Sublease, that right of the cancellation can only be exercised as to the initial Subleased Premises, not the Expansion Premises demised under this Second Amendment.

(e)           This Second Amendment will not be effective until Overlandlord has consented hereto. If that consent is not received within the 60-day period following the date of this Second Amendment, either party may cancel this Second Amendment whereupon Sublandlord will pay Subtenant the Refund Amount within 10 calendar days.

7.             All amendments in this Second Amendment are incorporated into the Sublease thereto as if originally written therein. All matters not expressly amended by this Second Amendment shall remain as written and are hereby ratified and affirmed by both Sublandlord and Subtenant. In the event of any conflict between this Second Amendment and the Sublease, this Second Amendment shall control.

8.             This Second Amendment together with the Sublease (and exhibits referenced therein) represents the entire agreement of the parties. There are no oral agreements. This Second Amendment and the Sublease may not be modified except by written agreement

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executed by Sublandlord and Subtenant. This Second Amendment may be signed in one or more counterparts, each of which shall be considered an original. Facsimile or scanned signatures of this Second Amendment shall be accepted and deemed originals for all purposes.

IN WITNESS WHEREOF, the Sublandlord and Subtenant have caused this Second Amendment to be executed and delivered the date first above written.

MARSH USA INC.

By:	/s/ Patricia Hagemann
Printed Name: Patricia Hagemann
Title: Managing Director

LEGALZOOM.COM, INC.

By:	/s/ F. Krupica
Printed Name: F.Krupica
Title: CFO

/s/ John Suh
John Suh
CEO

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